UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Under Rule 14a-12

The ONE Group Hospitality, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2026
Dear Stockholders:
2025 marked a year of disciplined execution for The ONE Group. Following our transformative acquisition of Benihana in 2024, we are now focused on optimizing our portfolio, capturing cost synergies, and building momentum in a challenging consumer environment. We are pleased to report that our efforts are yielding results.
Full-year revenue increased 20% to $806 million, driven by a full 12-month contribution from Benihana, while adjusted operating income* rose 15.2% to $38 million. We improved cost of sales by 80 basis points to 19.6% through integration synergies and a well-timed lock on beef pricing through September 2026, reducing a major source of volatility. Full-year comparable sales declined 3.7%, consistent with broader pressure across the full-service dining segment. Encouragingly, this trend began to reverse in early 2026. While consumer confidence remains near historic lows, this inflection is a positive signal and validates our initiatives.
We also made meaningful progress in unit development, opening seven new venues during the year. This included our first Grill-to-STK conversion in Scottsdale, validating our conversion strategy. The project required approximately $1 million in investment and was completed in just eight weeks. The restaurant is currently performing at an annualized sales pace of $7 million representing approximately four times return on investment.
Our priorities for 2026 are as follows:
Accelerating comparable sales through execution.
Driving comparable sales remains our top priority. We have established clear, measurable initiatives focused on operational excellence — delivering the consistency required to build guest frequency in today’s environment. At Benihana, table efficiency and reservation management represent our largest opportunities. At STK, our barbell strategy continues to perform well: value offerings are driving weekday traffic, while premium menus fuel weekends and holidays. Across all brands, we are expanding awareness through marketing, digital initiatives, and our Friends with Benefits loyalty program, which provides a direct connection to our most frequent and loyal guests.
Capital-efficient growth with disciplined expansion.
In December, we signed the largest asset-light development deal in our history — covering 10 Benihana and Benihana Express locations in California with an experienced operator. Benihana Express, our Benihana format without teppanyaki tables, is both labor-efficient and franchise-friendly. It delivers the core Benihana dining experience in a more scalable format, creating a compelling growth engine for non-traditional venues and new markets.
We also expanded into an additional sports and entertainment venue with a Benihana concession at UBS Arena in New York. For 2026, we expect to open 6 to 10 new locations, with company-owned projects targeting an average of approximately $1.5 million in net build-out costs per unit.

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Adjusted Operating Income is a non-GAAP financial measure. Refer to the reconciliation of Operating Income to Adjusted Operating Income in Appendix A.

Portfolio optimization to improve returns.
We made considerable progress optimizing our portfolio in 2025, exiting six underperforming RA Sushi and Kona Grill locations. While these closures reduced near-term revenue, they strengthened the overall portfolio. We have identified up to five additional Grill locations for conversion to Benihana or STK by mid-2026. Each conversion is expected to cost between $1 million and $1.5 million and be EBITDA-accretive.
Maintaining balance sheet strength and flexibility.
A key priority for 2026 is preserving cash and optimizing our balance sheet. As of the end of the first quarter of 2026, we have fully repaid the balance on our revolving credit facility and are targeting $38 million to $42 million in annual capital expenditures. This disciplined approach provides flexibility in an uncertain environment and positions us to invest selectively in the highest return opportunities.
We remain in the early stages of our long-term growth strategy. Our total addressable market includes approximately 200 STK restaurants globally and 400 Benihana restaurants across the Americas, representing a path to $5 billion in systemwide sales. Strong cash flow, proven unit economics, and our asset-light model provide multiple avenues to achieve this vision. We are just getting started.
Our accomplishments would not be possible without our teammates and their unwavering commitment to our mission: creating great guest memories by operating the best restaurant in every market and delivering exceptional experiences to every guest, every time. We have exciting opportunities ahead and look forward to welcoming you to our restaurants.
Cheers!
Emanuel “Manny” P.N. Hilario
President and Chief Executive Officer

THE ONE GROUP HOSPITALITY, INC.
1624 Market Street, Suite 311
Denver, Colorado 80202
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
The Annual Meeting of Stockholders of The ONE Group Hospitality, Inc. (the “Company”) will be held at STK Denver, 1550 Market St., Denver, CO 80202 at 11:00 a.m. MT on Tuesday, May 19, 2026, for the following purposes:
Item 1.	To elect three Class I directors to serve a three-year term expiring in 2029;
Item 2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2026;
Item 3.	To approve, by non-binding advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement;
Item 4.	To approve an amendment to the Company’s 2019 Equity Incentive Plan to increase the number of shares issuable under the 2019 Equity Incentive Plan; and
Item 5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Only holders of record of common stock at the close of business on March 23, 2026 (the “record date”) will be entitled to vote at the Annual Meeting or at any adjournment or postponement thereof.
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) by telephone, (2) through the Internet or (3) by mail. For specific instructions, please refer to the accompanying proxy card. If you attend the Annual Meeting, you may revoke your proxy and vote in person.
We will send a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of our common stock as of the record date on or about April 9, 2026. The Notice describes how you can access our proxy materials, including this proxy statement.
BY ORDER OF THE BOARD OF DIRECTORS
Christi Hing
Secretary

PROXY STATEMENT — HIGHLIGHTS
This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider. You should read the entire proxy statement carefully before voting.
The ONE Group Hospitality, Inc. Annual Meeting of Stockholders
Time and Date:	11:00 a.m. MT May 19, 2026
Place:	STK Denver, 1550 Market St., Denver, CO 80202
Record Date:	March 23, 2026
Proposals to be Voted on and Board Recommendation
Proposal		Board Reccommendation	Page No.
Item 1	To elect three Class I directors to serve a three-year term expiring in 2029	FOR the nominees	10
Item 2	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2026	FOR	24
Item 3	Approval, by non-binding advisory vote, of the compensation of our named executive officers	FOR	37
Item 4	Approval of an amendment to the Company’s 2019 Equity Incentive Plan (the “2019 Equity Plan”) to increase the number of shares issuable under the 2019 Equity Plan	FOR	40
Corporate Governance
Board of Directors and Committees
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Classified Board of Directors — three classes of directors serve a three-year term with one class elected annually

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78% of our current directors are independent

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Fully independent Audit Committee, Compensation Committee and Nominating and Governance Committee

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Executive sessions of non-employee directors held at each regularly scheduled quarterly board meeting

Stockholder Interests
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No rights or “poison pill” plan

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Annual vote to ratify independent auditors

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Hedging, pledging and short sales of company stock are prohibited

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Clawback policy

Executive Compensation
Emanuel Hilario, Director and President and Chief Executive Officer
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Base Salary earnings

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Annual Incentive Cash Bonus

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Long Term Incentive Program

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Equity Grants

Compensation Highlights
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Say-on-pay proposal approved by 99.8% of stockholders voting at the 2025 meeting

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Performance metrics aligned with business strategy and stockholder value creation

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Target compensation is over 60% risk-based on financial and non-financial performance measures

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CEO — 75% at risk, based on financial and non-financial performance measures

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Average NEO — 57% at risk, based on financial and non-financial performance measures

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Incentive compensation plan and practices include good corporate governance features such as:

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Recommended Senior Executive Management team goals are presented to the Compensation Committee by the CEO

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The Compensation Committee evaluates the recommended goals and approves

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Performance goals are established and weighted 75% to Company financial performance and 25% to individual performance goals

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No excise tax gross-up on executive severance plan

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Three-year minimum performance period for long-term incentive plan awards

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Certain long-term incentive plan awards are performance stock units which have both a market condition and time element

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Independent compensation consultant

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Annual compensation risk assessment

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 19, 2026
This proxy statement is available at https://ir.togrp.com/sec-filings. To vote your shares, please follow the instructions on the Important Notice of Internet Availability of Proxy Materials or proxy card. You can elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery by following the instructions contained on the proxy card.
Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 28, 2025, on the website of the Securities and Exchange Commission at www.sec.gov or under “SEC Filings” in the “Investor Relations” section of our website at www.togrp.com. You may also obtain a printed copy of our Annual Report on Form 10-K free of charge by sending a written request to: Corporate Secretary, The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202. Exhibits to the Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why is the Company Soliciting My Proxy?
The Board of Directors (the “Board”) of The ONE Group Hospitality, Inc. (the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at STK Denver, 1550 Market St., Denver, CO 80202 on Tuesday, May 19, 2026, at 11:00 a.m. MT and any adjournments of the meeting. This proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.
We have made available to you on the internet or have sent you this proxy statement, the Notice of 2026 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2025, because you owned shares of common stock of The ONE Group Hospitality, Inc. on the record date. The Company will distribute the Important Notice Regarding the Internet Availability of Proxy Materials, which we refer to throughout this proxy statement as the “Notice,” and, if necessary, the proxy materials to stockholders on or about April 9, 2026.
Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
We furnish our proxy materials to most of our stockholders by providing access to the materials on the internet, rather than mailing printed copies. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the cost of the annual meeting and conserves natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. The Notice instructs you how to access and review all of the proxy materials and submit your proxy on the internet. If you requested a paper copy of the proxy materials, you may instruct how your shares will be voted by following the instructions on the proxy card.
Who Can Vote?
Only stockholders who owned our common stock at the close of business on March 23, 2026, are entitled to vote at the Annual Meeting. On that date, there were 31,383,469 shares of common stock outstanding and entitled to vote.
You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.
How Many Votes Do I Have?
Each share of common stock that you own entitles you to one vote.
How Do I Vote?
Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the internet. You may specify whether your shares should be voted for or withheld for the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer & Trust Company, Inc. (“Continental”), or you have stock certificates registered in your name, you may vote:
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By internet.   Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet;

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By mail.   If you received a proxy card by mail, you may vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below; or

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In person at the meeting.   If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Stockholders of record may vote via the internet at any time up to 11:59 p.m. ET on May 18, 2026.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions from the holder of record for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting to vote.
How Does the Board Recommend That I Vote on the Proposals?
The Board recommends that you vote as follows:
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“FOR” the election of the nominees for director;

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“FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2026;

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“FOR” the compensation of our named executive officers as disclosed in this proxy statement; and

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“FOR” the approval of an amendment to the Company’s 2019 Equity Plan to increase the number of shares issuable under the 2019 Equity Plan.

We are not aware of any other matters that need to be acted on at the Annual Meeting. If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment.
May I Change or Revoke My Proxy?
If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:
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if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

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by re-voting on the internet as instructed above;

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by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

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by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by internet or proxy card, is the one that will be counted.
What if I Receive More Than One Notice or Proxy Card?
You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote?
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2 of this proxy statement) without receiving instructions from you. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, no votes will be cast on any other proposal on your behalf.
What Vote is Required to Approve Each Proposal and How are Votes Counted?
Proposal 1: Elect Directors
The nominees for director of a class of directors who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees for a class of directors or WITHHOLD your vote from any one or more of the nominees for a class of directors. Abstentions are not included in the vote tally for the election of the directors.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm
A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” ratification of the selection of our independent registered public accounting firm. Abstentions count as a “no” vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 27, 2026, our Audit Committee of our Board will reconsider its selection.

Proposal 3: Approve the Compensation of our Named Executive Officers
A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” approval of the compensation of our named executive officers. Abstentions count as a “no” vote. Although the vote is advisory and non-binding, the Compensation Committee and the Board will review the voting results (including the number of abstentions) and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Approve an amendment to the 2019 Equity Plan to increase the number of shares issuable under the 2019 Equity Plan	A majority of the votes present at the meeting, in person or by proxy, and entitled to vote must be cast “for” approval of the amendment to the 2019 Equity Plan. Abstentions count as a “no” vote.
Proxy holders will vote your shares as you instruct. Abstentions do not affect the vote on Proposal 1 but would affect the vote on Proposal 2, Proposal 3 and Proposal 4; broker non-votes do not affect the vote on Proposal 1, Proposal 3 or Proposal 4 but would affect the vote on Proposal 2. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, but they do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation or the approval of an amendment to the 2019 Equity Plan to increase the number of shares issuable under the 2019 Equity Plan.
Is Voting Confidential?
We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.
Where Can I Find the Voting Results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting, and we will publish final results in a Current Report on Form 8-K within four business days of the Annual Meeting.
How are Proxies Solicited and Who Will Bear the Cost of Soliciting Proxies for the Annual Meeting?
The Company is soliciting proxies for the Annual Meeting. We will pay all the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.
What Constitutes a Quorum for the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.
Householding of Annual Disclosure Documents
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Continental, by calling them at (212) 509-4000.
If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, a set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Company stockholder and together both of you would like to receive only a single Notice or, if applicable, a set of proxy materials, follow these instructions:
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If your shares of The ONE Group Hospitality, Inc. are registered in your own name, please contact our transfer agent, Continental, and inform them of your request by writing them at 1 State Street, New York, New York 10004.

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If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications
Most stockholders can elect to view or receive copies of future proxy materials over the internet instead of receiving paper copies in the mail.
You can choose this option and save the Company the cost of producing and mailing these documents by:
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following the instructions provided on your proxy card; or

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following the instructions provided when you vote over the internet.

ELECTION OF DIRECTORS
(Proposal 1)
Our Board is divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term. We currently have nine directors serving on the Board, classified into three classes as follows: (1) Michael Serruya, Dimitrios Angelis and James Chambers constitute a class (“Class I”) with a term ending at the 2026 annual meeting; (2) Eugene Bullis, Susan Lintonsmith and Haydee Olinger constitute a class (“Class II”) with a term ending at the 2027 annual meeting; and (3) Jonathan Segal, Emanuel Hilario and Scott Ross constitute a class (“Class III”) with a term ending at the 2028 annual meeting.
Each director nominee, if elected at the Annual Meeting, will hold office until his successor shall have been elected and qualified or until he resigns or is otherwise removed.
On March 3, 2026, our Board accepted the recommendation of the Nominating and Governance Committee and unanimously voted to nominate Michael Serruya, Dimitrios Angelis and James Chambers for election at the Annual Meeting for a term of three years to serve until the 2029 annual meeting of stockholders.
Required Vote
A plurality of the shares voted for each nominee for a given class of directors at the Annual Meeting is required to elect such nominee as a director.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR THE ELECTION OF MICHAEL SERRUYA, DIMITRIOS ANGELIS AND JAMES CHAMBERS AS CLASS I DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THEM UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.
Qualifications Required for All Directors
In assessing potential directors, including those recommended by stockholders, the Board and the Nominating and Governance Committee consider a variety of factors, including the evolving needs of the Board and the Company as well as other criteria established by the Board. These include the potential director’s judgement, independence, business and educational background, stature, public service, conflicts of interest, ethics and ownership of Company stock, as well as his or her level of commitment to stockholder value creation and his or her ability and willingness to devote sufficient time to serve on the Board and to the affairs of the Company. The Board and the Nominating and Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field.
Board Diversity
The Board also believes that diversity and inclusion are important considerations in board composition. When considering director qualifications, the Board and the Nominating and Governance Committee evaluate the entirety of each director’s credentials, including factors such as diversity of background, experience, skill, age, race, ethnicity and gender. Although the Board does not have a written diversity policy, the Nominating and Governance Committee evaluates the current composition of the Board with a view toward having the Board reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Nominating and Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating a potential candidate.
Experience, Qualifications and Skills Represented on our Board of Directors
In addition to the general qualifications highlighted above, in light of the Company’s current needs and its business strategy, our Board has identified particular expertise, qualifications and skills that are important to be represented on our Board as a whole. The Board believes it is valuable to have a mix of individuals with expertise as senior executives in the areas of operations, finance, marketing and sales, hospitality, human resources, compensation and talent management; individuals with enterprise-level information technology expertise; and individuals with expertise in domestic and international market development, corporate strategy, corporate governance and risk management. The Board also believes it is important that a meaningful number of our directors have operating knowledge of the industry in which the Company operates, general management experience or experience serving as a public company director. As a group, the members of the Board reflect the diverse mix of skills, experiences, backgrounds, and perspectives that the Board believes is optimal to foster an effective decision-making environment.
Our Board is comprised of individuals who collectively possess the particular experiences we consider important to be represented on our Board as a whole. The table below highlights the primary reasons each individual was selected as a director nominee relative to our desired criteria for a diverse, well-balanced Board and the particular expertise, qualifications and skills we believe should be represented on our Board. Our directors have experience and expertise beyond those noted below. The table is intended to highlight the specific, unique characteristics which lead to each individual’s selection as a nominee and the collective strength of our Board’s experience and expertise.
	Emanuel Hilario	Jonathan Segal	Dimitrios Angelis	Eugene Bullis	Susan Lintonsmith	Haydee Olinger	Michael Serruya	Scott Ross	James Chambers
Director Since	2017	2013	2018	2014	2021	2021	2013	2024	2024
Age	58	65	56	80	61	68	61	46	40
Senior Operating Executive Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Senior Financial Executive Expertise	✓			✓	✓		✓	✓	✓
Senior Marketing/Sales Executive Expertise	✓				✓
Senior HR / Compensation / Talent Development Expertise	✓		✓	✓			✓	✓
Hospitality	✓	✓			✓	✓	✓
Operating Knowledge of Company’s Industry	✓	✓			✓	✓	✓	✓	✓
Public Company Directorship Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓
Enterprise Level Information Technology Expertise	✓		✓	✓
Domestic and International Market Development Expertise	✓	✓	✓	✓	✓	✓	✓
Corporate Strategy Development Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management Expertise	✓		✓	✓		✓	✓	✓	✓
The following paragraphs provide information about each director’s and director nominee’s background, including positions held, principal occupation and business expertise, and the names of other publicly traded companies for which they currently serve as a director or have served as a director during the past five years. For information about the number of shares of common stock beneficially owned by each director, see “Certain Information Regarding Security Holders.” There are no family relationships among any of the directors and executive officers of The ONE Group Hospitality, Inc.
Emanuel Hilario — President, Chief Executive Officer and Director
Emanuel Hilario has served as a Class III member of our Board since April 10, 2017. Mr. Hilario has served as President and Chief Executive Officer of the Company since October 30, 2017. From 2015 until October 2017, Mr. Hilario served as Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. from April 2004 through May 2009 and also served on its Board as a Director from May 2007 to July 2009. For the preceding four years, he served as Chief Financial Officer of Angelo and Maxie’s, Inc. While there, from 2002 to 2004, he managed day-to-day operations of the Angelo and Maxie’s steakhouse concept. Mr. Hilario began his career at McDonald’s and held various operational and financial roles within the company. He received a Bachelor of Science and Commerce degree from Santa Clara University in 1990.
Mr. Hilario has served on the board of directors of TransAct Technologies Incorporated (NASDAQ: TACT), a global leader in software-driven technology and printing solutions for high-growth markets, since 2019.
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Director Qualifications:   We believe Mr. Hilario’s qualifications to serve on the Board include his extensive knowledge and experience in the restaurant industry and as an executive in public companies, his knowledge of licensing and franchising of restaurants, as well as his years of working at fine dining concepts and managing food and beverage hospitality operations.

Jonathan Segal — Executive Chairman of the Board of Directors
Jonathan Segal has served as a Class III member of our Board since October 16, 2013. Mr. Segal brings over 40 years of experience in developing and operating hotels, bars and hospitality projects to the Company. Mr. Segal served as Chief Executive Officer of the Company from 2004 until October 30, 2017, and since that time has served as Executive Chairman of the Board. He co-founded the Company in 2004 in order to open ONE, a pioneering restaurant in the Meatpacking District of New York. Mr. Segal began his career in the hospitality industry at age 16 with his family’s company, currently known as The Modern Group in Jersey, Channel Islands, U.K., formerly the largest leisure company in the Channel Islands. In June 2013, Jonathan won an Ernst & Young Entrepreneur of the Year 2013 New York award and was a finalist for the national award in November 2013.
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Director Qualifications:   We believe Mr. Segal’s qualifications to serve on the Board include his role as founder and former Chief Executive Officer of the Company, his extensive knowledge and experience in the restaurant industry.

Dimitrios Angelis — Director
Dimitrios Angelis has served as a Class I member of our Board since March 28, 2018. Mr. Angelis is a founder of two medical device companies since 2018, partner of OGC Solutions law firm, and general counsel and strategic advisor to various technology and life science companies worldwide since 2005. Mr. Angelis has previously held several public company director positions, served as CEO and Chairperson of a public company, and worked as general counsel and risk mitigation roles at other publicly traded companies. Mr. Angelis has provided strategic business advice, legal advice, and guided several private and public companies through all of the cycles of their development. Mr. Angelis currently sits on several private boards and advises technology and life science companies on a wide range of matters. In addition to developing several real estate projects, he has served on the Board of reAlpha Tech Corp., which utilizes artificial intelligence, since 2023. He is co-founder of a Biologics company that has an FDA cleared rotator cuff repair product. In addition, he is co-founder of a medical service company that is a first-of-its-kind FDA Breakthrough Device Designation cartilage replacement product in human clinical trials. He currently sits on the board of reAlpha Inc. (NASDAQ: AIRE), which he joined in 2023. He was also on the board of directors of AmeriHoldings, Inc. (NASDAQ: AMRH) from the time it went public in 2015 to its ultimate name change and sale after five years. In addition, Mr. Angelis was on the board of directors of Digirad Corporation (NASDAQ: DRAD) from August 2015 to August 2020. He began his legal career at Mayer, Brown, LLP. He holds a Bachelor of Arts degree in Philosophy and Literature from Boston College, a Master of Arts degree in Behavioral Science from California State University, and a Juris Doctorate from New York University School of Law.
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Director Qualifications:   We believe Mr. Angelis’ qualifications to serve on the Board include his 30 years of legal, strategic and corporate governance experience, including his background and experience as an executive, entrepreneur, and board member of several public and private companies.

Eugene Bullis — Director
Eugene Bullis has served as a Class II member of our Board since August 12, 2014. Mr. Bullis currently serves as the lead independent director emeritus of The Doctors Company and has been on its Board since 2010. Mr. Bullis also served as Chair of the Audit Committee of Ambac Financial Group, Inc. from May 2013 to May 2016. From November 2015 to November 2016, Mr. Bullis served as the Executive Vice President and Chief Financial Officer of The Hanover Insurance Group, Inc., where he held the same position from 2007 until retirement in 2010. Prior to joining The Hanover Insurance Group, Inc., Mr. Bullis served as Executive Vice President and Chief Financial Officer of Conseco, Inc. from May 2002 to May 2007. Previously, Mr. Bullis served in a number of senior financial officer roles primarily in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner. Mr. Bullis received an A.B. in Business Administration from Colby College in 1967.
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Director Qualifications:   We believe Mr. Bullis’ qualifications to serve on the Board include his considerable financial experience, including his background in audit and his familiarity with compliance, finance and regulatory requirements, as well as his experience as an executive in both public and private companies and as a board member of public companies.

Susan Lintonsmith — Director
Susan Lintonsmith has served as a Class II member of our Board since September 13, 2021. She has 35 years of experience in multi-unit consumer brands in mainly the food and beverage and health and wellness industries. Ms. Lintonsmith currently is the President and Chief Executive Officer of Regis Corporation (NASDAQ: RGS), a position she has held since March 2026, and has served on the Regis Corporation board of directors since January 2025. Before this role, she worked for approximately four years for a private equity firm as the Chief Operating Officer for a European Wax Center franchisee. She also served as the Chief Brand Officer of AtYourGate, a start-up in-airport order app and delivery service for passengers, flight crews, and airport employees from 2020 to 2021. Prior to that position, Ms. Lintonsmith was the CEO of Elements Massage, part of WellBiz Brands, a national massage therapy brand with over 250 locations across the United States and Canada. Ms. Lintonsmith also served as CEO of Quiznos, the global sandwich chain with franchised restaurants in 32 countries, where she led the turn-around plan that resulted in profitable growth after years of store closures and declining sales from 2012 to 2018. She was the CMO of Quiznos for four years before that. She also was the CMO at Red Robin Gourmet Burgers and held leadership roles at WhiteWave Foods/Dean Foods Company, Western Union Company, the Coca-Cola Company and Pizza Hut. In addition to her service on the Regis Corporation board of directors, Ms. Lintonsmith has served on the board of directors of Checkers & Rally’s Drive-In Restaurants since 2023.
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Director Qualifications:   We believe Ms. Lintonsmith’s qualifications to serve on the Board include her 35 years of experience as a strategist, branding expert and operational leader in highly competitive consumer industries, and her executive leadership experience.

Haydee Olinger — Director
Haydee Olinger has served as a Class II member of our Board since September 13, 2021. Ms. Olinger currently serves as a Senior Advisor at Barker Gilmore, a legal and compliance executive recruiting and advisory firm, where she has provided advising, coaching, and consulting services to Chief Compliance Officers and other corporate executives since 2017. Prior to Barker Gilmore, Ms. Olinger spent over 30 years at McDonald’s Corp. where she held various legal roles; most recently as McDonald’s first Global Chief Compliance and Privacy Officer where she designed and implemented McDonalds’ best-in-class corporate compliance programs. Ms. Olinger also serves as chair of the board of directors of TransAct Technologies, Inc. (NASDAQ: TACT), where she has served as a director since 2018.
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Director Qualifications:   We believe Ms. Olinger’s qualifications to serve on the Board include her 30 years of corporate legal and business operations experience, including strategic planning, real estate leasing and purchasing transactions, franchise and licensee management, food safety, enterprise risk, corporate compliance and privacy.

Michael Serruya — Director
Michael Serruya has served as a Class I member of our Board since October 27, 2013, and as Non- Executive Chairman of our Board from October 27, 2013 until October 30, 2017. Mr. Serruya is currently Chairman and Chief Executive Officer of Serruya Private Equity. Mr. Serruya was Chairman and Chief Executive Officer of Kahala Brands until July 2016. Mr. Serruya was also President, Chief Executive Officer and Chairman of CoolBrands’ predecessor, Yogen Früz World-Wide Inc from 1986 to 2010. Mr. Serruya has served as a director of Second Cup Inc. since 2017.
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Director Qualifications:   We believe Mr. Serruya’s qualifications to serve on the Board include his business experience, including a diversified background as an executive and in operational roles in both public and private companies, and his service as a board member of several public companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

Scott Ross — Director
Scott Ross has served as a Class III member of our Board since May 1, 2024. Mr. Ross is the Founder and Managing Partner of Hill Path Capital LP and has been with Hill Path Capital LP since 2015. Mr. Ross was previously a partner at Apollo Management (which he joined in 2004) where he focused on private equity and debt investments in the lodging, leisure, entertainment, consumer and business services sectors. Prior to Apollo, Mr. Ross was a member of the Principal Investment Area in the Merchant Banking Division of Goldman, Sachs & Co. and a Member of the Principal Finance Group in the Fixed Income, Currencies, and Commodities Division of Goldman, Sachs & Company. Mr. Ross was employed by Shumway Capital Partners from August 2008 to September 2009. Mr. Ross has served as the Chairman of the board of directors of United Parks and Resorts, Inc. (NYSE: PRKS) since July 2019 and as a director since November 2017. He has previously served on the board of directors of Diamond Eagle Acquisition Corp., Great Wolf Resorts, Inc., EVERTEC, Inc. and CEC Entertainment, Inc. (the parent company of Chuck E. Cheese’s and Peter Piper Pizza). Mr. Ross graduated magna cum laude from Georgetown University with a B.A. degree in Economics and was elected to Phi Beta Kappa.
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Director Qualifications:   We believe Mr. Ross’s qualifications to serve on the Board include his business experience, including a diversified background in both public and private companies, and his service as a board member of several public companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

James Chambers — Director
James Chambers has served as a Class I member of our Board since May 1, 2024. Mr. Chambers is a Co-Founder and Partner at Hill Path Capital LP, where has been since 2016. From 2009 to 2016, Mr. Chambers was a Principal at Apollo Management where he focused on private equity and debt investments across a variety of industries. Prior to Apollo Management, Mr. Chambers was an analyst in the Consumer Retail Group in the Investment Banking Division of Goldman Sachs & Co. Mr. Chambers has served on the board of directors of United Parks and Resorts, Inc. (NYSE: PRKS) since May 2019 and Dave & Buster’s Entertainment, Inc. (NASDAQ: PLAY) since December 2020. Mr. Chambers has previously served on the board of directors of Great Wolf Resorts, Inc., CEC Entertainment Inc. (the parent company of Chuck E. Cheese’s and Peter Piper Pizza), Principal Maritime Tankers Corp. and Principal Chemical Carriers, LLC. Mr. Chambers graduated from Duke University in 2007 with a B.A. in Political Science and a Certificate in Markets and Management.
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Director Qualifications:   We believe Mr. Chamber’s qualifications to serve on the Board include his business experience, including a diversified background in both public and private companies, and his service as a board member of several public and private companies, which experience gives him a breadth of knowledge and valuable understanding of our business.

Information about our other Executive Officer
The following table sets forth certain information regarding our executive officer who is not also a director.
Name	Age	Position
Nicole Thaung	47	Chief Financial Officer

Nicole Thaung — Chief Financial Officer
Nicole Thaung has served as the Chief Financial Officer of the Company since September 8, 2025. Ms. Thaung previously served as the Chief Financial Officer of Benihana, a subsidiary of the Company, which was acquired on May 1, 2024. Ms. Thaung has over 15 years of experience with Benihana, where she served as Chief Financial Officer since August 2018. Prior to her Chief Financial Officer role, Ms. Thaung held progressive leadership positions at Benihana including Vice President of Finance and Controller. Before joining Benihana in 2009, she spent nearly eight years at Ernst & Young LLP, with her last role being that of Audit Manager. Ms. Thaung holds bachelor’s and master’s degrees in accounting from the University of Florida.

CORPORATE GOVERNANCE
Board Leadership Structure and Role in Risk Oversight
Our Board currently consists of nine members.
In accordance with our Amended and Restated Certificate of Incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board. Vacancies on the Board can be filled by resolution or a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director of the Board. Our principles of corporate governance give the Board the authority to choose whether the roles of Executive Chairman of the Board and Chief Executive Officer are held by one person or two persons. Our principles also give the Board the authority to change this policy if it deems it best for the Company at any time. Currently, two separate individuals serve in the positions of Chief Executive Officer and Executive Chairman of the Board of the Company.
Our Board currently has seven independent members, consisting of Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith, Haydee Olinger, Michael Serruya, Scott Ross and James Chambers, and two non-independent members, one of whom is our Chief Executive Officer. We believe that the number of independent, experienced directors that make up our Board benefits our Company and our stockholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.
Messrs. Serruya, Angelis and Chambers are Class I directors whose term will expire at our 2026 annual meeting of stockholders, and if elected at this annual meeting, their term will expire at our 2029 annual meeting of stockholders. Mr. Bullis, Ms. Lintonsmith and Ms. Olinger are Class II directors whose term will expire at our 2027 annual meeting of stockholders. Messrs. Hilario, Segal and Ross are Class III directors whose term will expire at our 2028 annual meeting of stockholders.
Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.
Although the full Board has overall responsibility for risk oversight, the Board may elect to delegate oversight responsibility related to certain committees, which in turn would then report on the matters discussed at the committee level to the full Board. For instance, an audit committee could focus on the material risks facing the Company, including operational, market, credit, liquidity and legal risks and a compensation committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.
Our Board has reviewed the direct and indirect relationship that each of our directors has with The ONE Group Hospitality, Inc., and has determined that the following members of the Board are “independent directors” as defined by The NASDAQ Stock Market (“NASDAQ”): Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith, Haydee Olinger, Michael Serruya, Scott Ross and James Chambers.
Stockholder Communications to the Board of Directors
Generally, stockholders who have questions or concerns should contact our Investor Relations contact at 646-624-2400. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Board at The ONE Group Hospitality, Inc., 1624 Market St. Suite 311, Denver, CO 80202 Attn: Corporate Secretary.

Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of its securities by employees, officers and directors. This policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2025.
Employee, Officer and Director Hedging
Our Insider Trading Policy, which applies to all employees, officers and directors, prohibits transactions that hedge or offset decreases in the value of Company securities.
Committees of the Board of Directors and Meetings
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which operates pursuant to a written charter that is available on our website at www.togrp.com.
Meeting Attendance
During the fiscal year ended December 28, 2025, the Board met a total of eight times, and the various committees of the Board met a total of twelve times. Each director attended more than 75% of the total number of meetings of the Board and the committees of the Board on which such director served, except for Scott Ross. The Board has adopted a policy under which each member of the Board is strongly encouraged but not required to attend each annual meeting of our stockholders. Jonathan Segal, Emanuel Hilario, Dimitrios Angelis, Eugene Bullis, Susan Lintonsmith and Haydee Olinger attended our annual meeting of stockholders in 2025.
Audit Committee
Members
This committee currently has six members, Messrs. Bullis (Chair), Angelis, Serruya and Chambers and Mses. Lintonsmith and Olinger. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by NASDAQ, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Bullis is an “audit committee financial expert,” as defined in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.togrp.com.

Number of Meetings Last Year	Four
Primary Functions
Our Audit Committee’s role and responsibilities are set forth in the Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

Compensation Committee
Members
This committee currently has four members, Messrs. Angelis (Chair), Bullis, Ross and Serruya. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ.

Number of Meetings Last Year	Seven
Primary Functions
Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2019 Equity Plan. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and his compensation is determined without the Chief Executive Officer present.

In establishing compensation for executives, the Compensation Committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the Compensation Committee annually reviews market data comprising proxy-disclosed data from peer companies and information from nationally recognized published surveys for the restaurant industry, adjusted for size. The market data helps the committee gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the Company’s executives. The market data guides the Compensation Committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The Compensation Committee then takes into account other factors, such as the importance of each executive officer’s role to the Company, individual expertise, experience, and performance, retention concerns and relevant compensation trends, in making its final compensation determinations.

The Compensation Committee’s independent compensation consultant is Frederic W. Cook & Co. (“FW Cook”). FW Cook was engaged by, and reported directly to, the Compensation Committee, which has the sole authority to hire or fire FW Cook and to approve fee arrangements for work performed. FW Cook assisted the Compensation Committee in fulfilling its responsibilities under its charter, including advising on equity incentive compensation grants to employees, including officers and to directors. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee, as needed in connection with advising the Compensation Committee, and FW Cook was included in discussions with management.

It is the Compensation Committee’s policy that the Chair of the Compensation Committee or the full Compensation Committee pre-approve any additional services provided to management by an independent compensation consultant.

The Compensation Committee reviews the performance of each named executive officer in light of the above factors and determines whether the named executive officer should receive any increase in base salary or receive a discretionary equity award based on such evaluation. During 2025, the Compensation Committee utilized industry benchmarks and the work performed by FW Cook to determine the appropriate levels of compensation for our named executive officers.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.togrp.com.
Nominating and Governance Committee
Members
Our Nominating and Governance Committee currently has five members, Messrs. Serruya (Chair), Bullis and Chambers and Mses. Lintonsmith and Olinger. The Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates for election to the Board, and evaluating current Board members’ performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ.

Number of Meetings Last Year:	One
Primary Functions
Our Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include assisting the Board by identifying qualified candidates for director, and recommending to the Board the director nominees for the next annual meeting of stockholders; leading the Board in its annual review of the Board’s performance, recommending to the Board director nominees for each Board committee and developing and recommending to the Board corporate governance guidelines applicable to the Company.

In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors and officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing to: The ONE Group Hospitality, Inc., c/o Corporate

Secretary, Nominating and Governance Committee, 1624 Market St., Suite 311, Denver, CO 80202.

If a stockholder wishes to nominate a candidate for director who is to be included in our proxy statement, it must follow the procedures described in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board and its committees.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.togrp.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Our Audit Committee reviews all transactions in excess of $120,000 between us and a related person, which includes nominees for directors, directors and executive officers and their immediate families and stockholders who beneficially own more than 5% of our outstanding shares of common stock, except that the full Board reviewed and approved the transactions contemplated by the Investment Agreement (as defined below). For its review, the Audit Committee obtains relevant information, including through the review of director and officer questionnaires. In some circumstances, the authority to review and approve or disapprove a transaction is delegated to our Audit Committee chair. The Audit Committee or its chair may approve a related party transaction only after a determination that the transaction is in, or not inconsistent with, the best interests of us and our stockholders, taking into account necessary facts and circumstances. These facts and circumstances will typically include the benefits of the transaction to us; the impact on a director’s independence if the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or the member’s immediate family has an interest.
Management of Rivershore Bar & Grill
Rivershore Bar & Grill is owned by Blame it on the Chef, LLC, a limited liability company based in Oregon. Blame it on the Chef, LLC is wholly owned by Emanuel Hilario, the Company’s President and Chief Executive Officer. Effective August 16, 2021, the Company entered into an agreement with Blame it on the Chef, LLC to provide certain management services typical of services provided under the Company’s other management agreements. In exchange for these services, Blame it on the Chef, LLC pays the Company management fees based upon a percentage of net revenues. The agreement may be terminated by either party with 30 days’ notice.
Director Nominations
We have an arrangement with David Kanen and Kanen Wealth Management LLC (collectively, the “Kanen Group”) under which the Kanen Group may designate a director acceptable to our Board for election to our Board (a “Designee”), subject to continued share ownership. Pursuant to this arrangement, our Board nominated, and our stockholders elected in 2020, Dimitrios Angelis to serve as a Class I director, with a term expiring at our 2023 annual meeting of stockholders. Mr. Angelis was subsequently re-elected, with a term expiring at our 2026 annual meeting of stockholders, pending subsequent re-election. The Kanen Group also agreed to certain customary standstill provisions until the earliest to occur of (i) the end of the term for which a Designee is appointed (or such longer period as the Designee or, in certain circumstances, a replacement director selected pursuant to the agreement, continues to serve on the Board) and (ii) five business days after such date, if any, that the Kanen Group provides written notice to the Company that the Company materially breached any of its commitments under its agreement and where the Company has not cured such breach within 15 business days after such written notice. The standstill provisions generally prohibit the Kanen Group and its affiliates from taking specified actions during the standstill period with respect to the Company and its securities, including, among others: (i) soliciting or participating in the solicitation of proxies; (ii) joining any other “group” or becoming party to any voting arrangement or agreement; (iii) seeking or encouraging others to submit nominations for the election or removal of directors; or (iv) calling any meeting of stockholders, including by written consent, subject to certain conditions. During the standstill period, the Kanen Group has also agreed to vote its shares in favor of the Company’s nominees of existing directors for election to the Board and in accordance with any recommendations of the Board on certain other matters.
Hill Path Capital Investment
On March 26, 2024, the Company, HPC III Kaizen LP, an affiliate of Hill Path Capital LP (“HPC”), and HPS Investment Partners, LLC (“HPS”) entered into an investment agreement (the “Investment Agreement”). On May 1, 2024 (the “Closing Date”), pursuant to the Investment Agreement, the Company sold and issued to (a) HPC III Kaizen LP, for $150 million cash, subject to a 5% original issuance discount, 150 shares of the

Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in book-entry form, a warrant to purchase 1,786,582 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 1,000,000 shares of our common stock for an exercise price of $10.00 per share and (b) to HPS Special Situations Opportunity Fund II, L.P., SSOF II BH US Subsidiary, L.P., HPS Corporate Lending Fund and HPS Corporate Capital Solutions Fund (collectively, the “HPS Investors”), affiliates of HPS, for $10 million cash in the aggregate, subject to a 5% original issuance discount, securities allocated among the HPS Investors as follows: (i) to HPS Special Situations Opportunity Fund II, L.P., 4,309 shares of such Preferred Stock in book-entry form, a warrant to purchase 51,236 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 28,729 shares of our common stock for an exercise price of $10.00 per share, (ii) to SSOF II BH US Subsidiary, L.P., 3,961 shares of such Preferred Stock in book-entry form, a warrant to purchase 43,957 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 24,604 shares of our common stock for an exercise price of $10.00 per share, (iii) to HPS Corporate Lending Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of our common stock for an exercise price of $10.00 per share, and (iv) to HPS Corporate Capital Solutions Fund, 1,000 shares of such Preferred Stock in book-entry form, a warrant to purchase 11,911 shares of our common stock for an exercise price of $0.01 per share, and a warrant to purchase 6,667 shares of our common stock for an exercise price of $10.00 per share, in each case of clauses (a) and (b), in a private placement exempt from registration under the Securities Act of 1933, as amended.
The terms of the Preferred Stock were established by the filing of a certificate of designations in the form attached to the Investment Agreement with the Delaware Secretary of State on April 30, 2024. The Preferred Stock is non-voting and non-convertible; has compounding dividends that begin at a rate of 13.0% per annum and increase over time at specified intervals; is subject to optional redemption by the Company and mandatory redemption following specified events and in certain circumstances upon the exercise by the holders of a majority of the outstanding shares of Preferred Stock of an option to deliver written notice to the Company to require redemption, in each case, for specified prices; and grants certain consent rights for the holders of a majority of the outstanding shares of Preferred Stock for specified matters.
Pursuant to the terms of the Investment Agreement, on the Closing Date, James Chambers and Scott Ross were appointed as Class I and Class III directors, respectively, to the Board, as the designees of the HPC Investor.
Also on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with (a) HPC III Kaizen LP, an affiliate of HPC, and (b) the HPS Investors (clause (a) and (b), the “Preferred Investors”), pursuant to which, among other things, the Preferred Investors were granted customary rights to (i) require the Company to file and maintain the effectiveness of a shelf registration statement with respect to the resale of warrants exercisable for shares of the Company’s common stock received by the Preferred Investors (as well as the shares of common stock underlying the warrants received by the Preferred Investors) pursuant to the Investment Agreement, and (ii) under certain circumstances, to require the Company to undertake underwritten offerings of such warrants and such shares.

2025 DIRECTOR COMPENSATION
For 2025, each non-employee director received a retainer for service on our Board. Effective July 1, 2025, the retainer increased from $175,000 to $210,000 and an additional $12,500 for service as chair of a committee ($17,500 in the case of the chair of the Audit Committee). The retainer is paid $85,000 in cash and $125,000 in stock. Compensation for service as chair of a committee is paid in cash.
The Company reimburses all directors for reasonable expenses incurred traveling to and from Board meetings. The Company does not pay employee directors any compensation for services as a director.
The following table sets forth the compensation paid or earned for the fiscal year ended December 28, 2025, to our non-employee directors.
Name	Stock Awards ($)	Cash ($)	Total ($)
Dimitrios Angelis	$115,000	$90,000	$205,000
Eugene Bullis	$115,000	$92,500	$207,500
James Chambers	$115,000	$77,500	$192,500
Susan Lintonsmith	$115,000	$77,500	$192,500
Haydee Olinger	$115,000	$77,500	$192,500
Scott Ross	$115,000	$77,500	$192,500
Michael Serruya	$115,000	$90,000	$205,000

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)
Effective March 3, 2026, the Audit Committee appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 27, 2026. We expect that representatives of Deloitte & Touche will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.
In deciding to appoint Deloitte & Touche, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Deloitte & Touche and concluded that Deloitte & Touche has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 27, 2026.
The following table presents fees for professional services rendered by Deloitte & Touche for services rendered during the fiscal years ended December 28, 2025 and December 31, 2024.
	2025	2024
Audit fees(1)	$1,895,479	$1,608,297
Audit related fees(2)	—	60,000
Tax fees(3)	—	44,100
All other fees(4)	—	372,000
Total	$1,895,479	$2,084,397

(1)
Audit fees consisted of audit work performed in the audit of the annual financial statements, review of quarterly financial statements and consents provided for various registration statements and franchise disclosure documents.

(2)
Audit-related fees were in connection with the Company’s Registration Statements on Form S-3 filed during the year and the auditor consents thereto.

(3)
Tax fees consisted of transfer pricing studies associated with the Company’s international operations.

(4)
All other fees principally include review of due diligence in connection with the Company’s acquisition of Safflower Holdings Corp., the parent company of Benihana Inc. (“Benihana”).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All services provided by Deloitte & Touche for our fiscal years ended December 28, 2025 and December 31, 2024 were pre-approved by the Audit Committee.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.
Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.
Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report.
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in the charter adopted by the Board, which is available on our website at www.togrp.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Deloitte & Touche LLP in fulfilling its responsibilities for the financial statements for the fiscal year ended December 28, 2025, the Audit Committee took the following actions:
•
Reviewed and discussed the audited financial statements for the fiscal year ended December 28, 2025 with management and Deloitte & Touche LLP, our independent registered public accounting firm;

•
Discussed with Deloitte & Touche LLP the matters required to be discussed in accordance with Auditing Standard No. 1301, Communications with Audit Committees; and

•
Received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee further discussed with Deloitte & Touche LLP their independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.
Based on the Audit Committee’s review of the audited financial statements and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, for the fiscal year ended December 28, 2025 for filing with the SEC.
Members of The ONE Group Hospitality, Inc.
Audit Committee
Eugene Bullis, Chair
Dimitrios Angelis
James Chambers
Susan Lintonsmith
Haydee Olinger
Michael Serruya

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 28, 2025 and December 31, 2024 to (i) our President and Chief Executive Officer and (ii) our next two most highly compensated executive officers who earned more than $100,000 and served as executive officers during the fiscal year ended 2025 (collectively, our “named executive officers” or “NEOs”).
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non Equity Incentive Plan Compensation	Other(6)	Total
Emanuel Hilaro(2) President and Chief Executive Officer	2025	$700,000	$0	$350,000	$0	$52,500	$1,037,462	$2,139,962
	2024	$700,000	$350,000	$350,000	$0	$157,500	$37,462	$1,594,962
Nicole Thaung(3) Chief Financial Officer	2025	$434,210	$0	$207,500	$0	$12,500	$9,615	$663,826
Jonathan Segal(4) Executive Chairman	2025	$350,000	$0	$131,250	$0	$13,125	$6,731	$501,106
	2024	$350,000	$0	$131,250	$0	$59,063	$6,731	$547,044
Tyler Loy(5) Former Chief Financial Officer	2025	$281,154	$0	$0	$0	$0	$0	$281,154
	2024	$335,961	$225,000	$91,250	$0	$41,063	$6,538	$699,813

(1)
The amounts reflect the grant date fair value of performance stock units (“PSUs”) or restricted stock units (“RSUs”) issued for the respective year pursuant to the 2019 Equity Incentive Plan.

(2)
On December 23, 2025, the Company and Mr. Hilario executed an amendment to his employment agreement. In conjunction with executing the amendment, Mr. Hilario received a one-time special bonus of $1,000,000, paid in two installments of $500,000 in December 2025 and in 2026. The 2025 stock awards are composed of the following: (a) 91,146 RSUs awarded on March 3, 2026 which vest ratably in annual installments over three years and (b) 101,156 PSUs awarded on March 3, 2026 with both a market condition and time element. The 2024 stock awards are composed of the following: (a) 58,725 RSUs awarded on March 4, 2025 which vest ratably in annual installments over three years and (b) 72,364 PSUs awarded on March 4, 2025 with both a market condition and time element. On May 1, 2024, Mr. Hilario received a cash bonus of $350,000 in recognition of his efforts with respect to the acquisition of Benihana.

(3)
Nicole Thaung was appointed as Chief Financial Officer on September 3, 2025. The 2025 stock awards are composed of the following: (a) 30,000 RSUs awarded on September 8, 2025 (b) 32,552 RSUs awarded on March 3, 2026 which vest ratably in annual installments over three years and (c) 36,127 PSUs awarded on March 3, 2026 with both a market condition and time element.

(4)
The 2025 stock awards are composed of the following: (a) 34,180 RSUs awarded on March 3, 2026 which vest ratably in annual installments over three years and (b) 37,934 PSUs awarded on March 3, 2026 with both a market condition and time element. The 2024 stock awards are composed of the following: (a) 22,022 RSUs awarded on March 4, 2025 which vest ratably in annual installments over three years and (b) 27,137 PSUs awarded on March 4, 2025 with both a market condition and time element.

(5)
On September 3, 2025, Tyler Loy notified the Company of his decision to resign as the Chief Financial Officer of the Company, effective September 26, 2025. The 2024 stock awards are composed of the following: (a) 15,310 RSUs awarded on March 4, 2025 and (b) 18,866 PSUs awarded on March 4, 2025 with both a market condition and time element. On May 1, 2024, Mr. Loy received a cash bonus of $225,000 in recognition of his efforts with respect to the acquisition of Benihana.

(6)
Other includes 53rd week of salary paid in December for salaried employees. Mr. Hilario’s 2025 amount includes the $1,000,000 bonus described in footnote (2) above. Mr. Hilario’s 2025 and 2024 amount includes $24,000 in transportation allowance.

Pay Versus Performance
The table below shows (i) the total compensation for our NEOs for the past two fiscal years as set forth in the Summary Compensation Table, (ii) the “Compensation Actually Paid” (“CAP”) to our President and Chief Executive Officer, and (iii) averages of calculated compensation actually paid for our other NEOs, together with shareholder returns and net income. CAP figures do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the NEOs’ compensation for each fiscal year, please see “Our Compensation Program and Philosophy” on page 37.
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)(5)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net (Loss) Income	Adjusted EBITDA(6)
2025	$2,139,962	$1,526,268	$482,029	$381,212	$29	$(92,241,000)	$88,901,000
2024	$1,594,962	$(476,191)	$623,429	$498,320	$46	$(17,098,000)	$76,421,000

(1)
The Principal Executive Officer (“PEO”) in fiscal years 2025 and 2024 is Emanuel Hilario.

(2)
Adjustments have been made as of each measurement date using the stock price as of the measurement date. Performance stock unit grant date fair value is calculated using ASC 718 at target-level performance. The Company’s valuation assumptions are described in Note 14, “Employee Benefit Plans,” in the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 28, 2025.

(3)
The NEOs included in the calculation of average NEO compensation in fiscal year 2025 are Jonathan Segal, Tyler Loy and Nicole Thaung. The NEOs included in the calculation of average NEO compensation in fiscal year 2024 are Jonathan Segal and Tyler Loy.

(4)
Total shareholder return lists a cumulative total shareholder return at the end of each fiscal year assuming $100 was invested in our stock on the last trading day before the beginning of the earliest fiscal year in the table. The stock price performance included in this column is not necessarily indicative of future stock price performance.

(5)
SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine the CAP as reported in the Pay Versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather as a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to reflect certain changes in the fair market value of outstanding equity awards as of the fiscal year end date of the applicable year or, if earlier, the vesting date (rather than the grant date). The following table details the applicable adjustments that were made to determine CAP.

(6)
We believe that Adjusted EBITDA is an appropriate measure of our operating performance because it eliminates non-cash or non-recurring expenses that do not reflect our underlying business performance. On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. The Company’s fiscal year ended December 28, 2025 contained 362 days due to the transition compared to 366 days in the 2024 fiscal year. On a pro forma basis adjusted to reflect a 364-day year, fiscal year 2025 Adjusted EBITDA was $92,538,000. (see Appendix A for description of Adjusted EBITDA, reconciliations to GAAP numbers and the pro forma results of operations to reflect a 364-day year).

	2025		2024
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEO
Total Compensation as reported in Summary Compensation Table	$2,139,962	$482,029	$1,594,962	$623,429
Deduct: Equity award amounts based on grant date fair values	(350,000)	(112,917)	(350,000)	(111,250)
Add: Year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	211,519	60,723	328,575	96,334
Add: Amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	(475,302)	(24,290)	(1,638,336)	(64,932)
Add: Fair value as of the vesting date for awards that are granted and vest in the same covered fiscal year	—	—	—	—
Add: Amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vested in the covered fiscal year	89	5,852	(411,392)	(45,261)
Deduct: Amount of fair value at the end of the prior fiscal year for awards granted in prior years that were forfeited during the covered fiscal year	—	(30,185)	—	—
Add: Dollar value of other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the covered fiscal year	—	—	—	—
Compensation Actually Paid	$1,526,268	$381,212	$(476,191)	$498,320
Analysis of Information Presented in the Pay Versus Performance Table
The Compensation Committee uses total shareholder return (“TSR”) and net income in establishing compensation programs. In 2022 it awarded to the PEO 500,000 performance stock units that are earned based on year-over-year increases in stock value. In 2024 and 2025, the Company granted PSUs to the NEOs that may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock.
The Company uses several other performance measures to align executive compensation with performance. For additional information, see “Executive Compensation” on page 27 and “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page 37. Part of the compensation our NEOs are eligible to receive consists of annual incentive cash performance bonuses and long-term equity incentive awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, subject to certain criteria.
CAP to our PEO and average NEO tracks our TSR performance because CAP values reflect changes in the value of equity awards, which fluctuate with changes in our stock price. Because our PEO received large contingent equity compensation awards in 2021 and 2022, and because our stock price has fluctuated significantly in the specified periods, this is particularly true for his CAP.
CAP to our PEO and average NEO tracks net income to the extent that a portion of annual cash bonus and annual long-term incentive plan awards are based on achieving target Adjusted EBITDA, which is closely related to net income. Adjusted EBITDA is net income (loss) before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses, transaction and exit costs, non-cash rent and the Adjusted EBITDA attributable to the closed Grill Concepts restaurants (see Appendix A for a reconciliation of net income (loss) to Adjusted EBITDA). The net loss for 2025 includes the establishment of a non-cash tax valuation allowance of $71 million, non-cash impairment of $11 million related to the Grill optimization strategy and $7 million in non-cash cash lease termination and exit costs. $The net loss for 2024 includes $28 million in transaction, transition and integration expenses, lease termination and other costs associated with the acquisition of Benihana. See “Approval of Executive Compensation as Disclosed in this Proxy Statement” on page 37.
Employment Agreements with Executive Officers
President and Chief Executive Officer
Emanuel Hilario Employment Agreement Highlights
Date of Agreement:	September 2, 2022, as amended December 23, 2025
Term of Agreement:	Nine Years
Base Salary:	$700,000 (current)
Target Incentive Compensation:	150% in 2025; 200% thereafter
Annual LTIP:	200% of Base Salary, starting in 2026
Separation Highlights:
Accrued Obligations
18 Months of Monthly Salary (paid monthly)
Bonus Amount paid for 18 months
Immediate Vesting of any Equity having vest dates 18 months in the future
COBRA payments for 18 months
Emanuel Hilario serves as our President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement dated September 2, 2022 (the “Original Agreement”), as amended by that certain Amendment to Amended and Restated Employment Agreement dated December 23, 2025 (the “Amendment” and the Original Agreement, as amended by the Amendment, the “Hilario Agreement”). The Hilario Agreement provides for a term until September 2, 2031, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice of a rejection of the renewal prior to the commencement of the renewal term. Mr. Hilario receives an annual base salary of $700,000, and thereafter he is entitled to receive increases (but no decreases) in his base salary as determined by the Company’s Board or Compensation Committee. In addition, Mr. Hilario is eligible to receive incentive compensation for each calendar year during the term of the Hilario Agreement in an amount targeted at 200% of his then-effective annual base salary, based in part upon achievement of individual and corporate performance objectives determined by the Board. Pursuant to the Amendment, the increase to Mr. Hilario’s target bonus rate was retroactive to July 1, 2025, such that his target bonus for 2025 is 150% of his base salary. Mr. Hilario will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be paid if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Hilario when annual performance goals are established. Mr. Hilario is also eligible to participate in the Company’s long term incentive program in an amount targeted at 200% of his then-effective annual base salary, based upon achievement of corporate performance objectives. Whether Mr. Hilario receives incentive compensation, and the amount of the incentive compensation, will be determined by the Board in its sole absolute discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non- discretionary and payable based on achievement of the goals. Mr. Hilario is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.

Pursuant to the Amendment, Mr. Hilario received a one-time special bonus of $1,000,000, paid in two installments of $500,000 each. The special bonus is subject to repayment (net of certain tax payments that cannot be recouped) if the Company terminates Mr. Hilario’s employment for “Cause” (as defined in the Original Agreement) or he terminates his employment without “Good Reason” (as defined in the Original Agreement) as follows: (i) if termination is prior to December 23, 2026, he is required to repay 100% of the special bonus; (ii) if termination is on or after December 23, 2026, and prior to December 23, 2027, he is required to repay 2/3 of such special bonus; and (iii) if termination is on or after December 23, 2027 and prior to December 23, 2028, he is required to repay 1/3 of such special bonus.
Noncompetition; Non-Solicitation
Under the Hilario Agreement, for a period of 18 months after the date on which his employment is terminated for any reason, Mr. Hilario is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.” All capitalized terms in this paragraph have the respective meanings set forth in the Hilario Agreement.
Termination
If the Hilario Agreement is terminated by the Company for cause, or by the executive without good reason, or due to his death or disability, the Company must pay him or his estate any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Hilario Accrued Obligations”).
If the Hilario Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, the Company must pay Mr. Hilario: (1) the Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over an 18 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his incentive compensation equal to a monthly amount equal to one-twelfth of the target bonus for an 18 month period, based on year-to-date performance as determined by the Board in good faith (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); (4) any equity awards that vest over time and are unvested as of the termination date will be accelerated such that the portion of the equity awards that would have vested in the following 18 month period will vest as of the termination date; and (5) an amount equal to the “COBRA” premium for as long as Mr. Hilario, and if applicable, Mr. Hilario’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If the Company elects not to renew the Hilario Agreement, Mr. Hilario will be entitled to the same payments that he would receive if he were terminated by the Company without cause.
If Mr. Hilario’s employment is terminated within 24 months following a change of control and upon the fulfillment of certain other conditions, Mr. Hilario is entitled to receive his severance in a lump sum. In addition, any equity awards subject to vesting will vest immediately before a change of control of the Company.

Executive Chairman of the Board of Directors
Jonathan Segal Employment Agreement Highlights
Date of Agreement:	October 30, 2017
Term of Agreement:
Initial	Three Years
Renewal Term	Renewable for one-year terms
Base Salary:	$350,000 (current)
Target Incentive Compensation:	75%
Annual LTIP:	50% of Target Incentive Compensation
Separation Highlights:
Accrued Obligations
24 Months of Monthly Salary (paid monthly)
Pro Rata Bonus Amount for the Year during which the separation takes place
Jonathan Segal serves as our Executive Chairman of the Board pursuant to an amended and restated employment agreement dated October 30, 2017 (“Segal Agreement”). The Segal Agreement provides for a term of three years, with such term automatically extending for additional one-year periods unless either party provides 90 days written notice prior to the commencement of the renewal term. Mr. Segal initially received an annual base salary of $350,000, and thereafter he is entitled to receive such increases (but no decreases) in his base salary as the Board or compensation committee thereof may approve in its sole discretion from time to time, but not less than annually. In addition, Mr. Segal is eligible to receive incentive compensation for each calendar year during the term of the Segal Agreement in an amount targeted at 75% of his then- effective annual base salary, based in part upon achievement of individual and corporate performance objectives as determined by the Board. Mr. Segal will be eligible to receive a bonus in excess of the target if the Company’s performance exceeds 100% of the targeted goals, and an amount below the target amount will be payable if actual performance equals at least a minimum threshold, each as approved by the Board in consultation with Mr. Segal at the time the annual performance goals are established. Whether Mr. Segal receives incentive compensation, and the amount of any such incentive compensation, will be determined by the Board in its sole discretion, except that any portion of the incentive compensation that the Board determines to be based on targeted goals will be considered non-discretionary and payable based on achievement of such goals. Mr. Segal is eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as other salaried employees.
Noncompetition; Non-Solicitation
Under the Segal Agreement, for a period of 24 months after the date on which his employment is terminated for any reason, Mr. Segal is prohibited from (a) engaging in any Competing Business within any geographic area where the Company or its subsidiaries conducts, or plans to conduct, business at the time of his termination, (b) persuading or attempting to persuade any Customer, Prospective Customer or Supplier to cease doing business with an Interested Party or reduce the amount of business it does with an Interested Party, (c) persuading or attempting to persuade any Service Provider to cease providing services to an Interested Party, or (d) soliciting for hire or hiring for himself or for any third party any Service Provider unless such person’s employment was terminated by the Company or any of its affiliates or such person responded to a “blind advertisement.” All capitalized terms in this paragraph have the respective meanings set forth in the Segal Agreement.
Termination
If the Segal Agreement is terminated by the Company for cause, or by Mr. Segal without good reason, the Company must pay him any earned but unpaid salary, any unpaid portion of the incentive compensation (“bonus”) from the prior year, any accrued vacation time, any vested benefits he may have under any employee benefit plan, and any unpaid expense reimbursement accrued through the date of termination (the “Segal Accrued Obligations”).

If the Segal Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay Mr. Segal: (1) the Segal Accrued Obligations earned through the date of termination; (2) an amount of his base salary equal to his current base salary over a 24 month period, such payments to be made in accordance with Company’s normal payroll practices, less all customary and required taxes and employment-related deductions; (3) an amount of his bonus compensation equal to a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Board in good faith, payable when other senior executives receive their annual bonuses for such year, and in no event later than March 15 of the year following the year in which the termination occurs (to the extent milestones for such bonus have not yet been agreed upon as of the termination, reference will be made to the milestones established for the prior year); and (4) an amount equal to the “COBRA” premium for as long as Mr. Segal and, if applicable, Mr. Segal’s dependents are eligible for COBRA, subject to a maximum of 18 months.
If Mr. Segal’s employment is terminated as a result of his death or disability, the Company must pay him or his estate, as applicable, (1) the Segal Accrued Obligations earned through the date of termination and (2) a portion of the bonus that he would have been eligible to receive for days employed by the Company in the year in which his death or disability occurs, determined by multiplying (x) the bonus based on the actual level of achievement of the applicable performance goals for such year, by (y) a fraction, the numerator of which is the number of days up to and including the date of termination, and the denominator of which is 365, such amount to be paid in the same time and the same form as the bonus otherwise would be paid. In the event of the death or disability, vested options held by Mr. Segal may be exercised by him or his survivors, as applicable, to the extent exercisable at the time of death for a period of one year from the time of death or disability.
If Mr. Segal’s employment is terminated within 12 months following a change of control and upon the fulfillment of certain other conditions, then (1) notwithstanding the vesting and exercisability schedule in any stock option agreement between the Company and Mr. Segal, all unvested stock options granted by the Company to Mr. Segal will immediately vest and become exercisable and remain exercisable for not less than 360 days thereafter, and (2) Mr. Segal will be entitled to receive his severance; provided, however, that if such lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that the executive has the right to receive from the Company, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to the executive under any plan for the benefit of employees, would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then such lump sum severance payment or other benefit will be reduced to the largest amount that will not result in receipt by the executive of an excess parachute payment. The determination of the amount of the payment described in this subsection will be made by the Company’s independent auditors at the sole expense of the Company. For purposes of clarification the value of any options described above will be determined by the Company’s independent auditors using a Black-Scholes valuation methodology.
Chief Financial Officer
Nicole Thaung Employment Agreement Highlights
Date of Agreement:	August 20, 2018, as amended by offer letter effective September 8, 2025
Base Salary:	$500,000 (current)
Target Incentive Compensation:	75%
Annual LTIP:	100% of Base Salary
Separation Highlights:
Accrued Compensation
12 months of base salary (paid monthly over 24 months)
Average of previous two years’ bonus, pro-rated (paid monthly over 24 months)
Nicole Thaung has served as the Chief Financial Officer of the Company since September 8, 2025. In connection with Ms. Thaung’s appointment as Chief Financial Officer, her base salary was increased to $500,000. In addition, Ms. Thaung is eligible to receive incentive compensation in an amount targeted at 75%

of her base salary. Ms. Thaung will be eligible to participate in the Company’s long term incentive program in an amount targeted at 100% of her base salary, based upon the achievement of corporate performance objectives. Upon her appointment, Ms. Thaung was granted 30,000 restricted stock units that vest ratably over three years.
Non-Solicitation
Under the employment agreement dated August 20, 2018, by and between Nicole Thaung and Benihana, Inc. (“Thaung Agreement”), for a period of 24 months after the date on which her employment is terminated for any reason, Ms. Thaung is prohibited from (a) interfering with or disrupting any past, present, or prospective relationship with the Company, (b) contacting or soliciting any current, former, or prospective clients or customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company, or (c) soliciting, recruiting, diverting, employing or otherwise engaging any person who is or was an employee, independent contractor, consultant or advisor of or to the Company during the preceding twelve months of employment with the Company.
Termination
If the Thaung Agreement is terminated by the Company for cause, by Ms. Thaung without good reason or by her death, the Company must pay her base salary and annual cash bonus, in each case only to the extent that the base salary and bonus have been fully earned and not yet paid, as well as all expenses incurred prior to the effective date of termination that the Company is required to reimburse, but had not yet reimbursed (“Accrued Compensation”)
If the Thaung Agreement is terminated (i) by the Company without cause or (ii) by the executive for good reason, then the Company must pay Ms. Thaung: (1) the Accrued Compensation earned through the date of termination; (2) an amount of her base salary equal to her then-current base salary for a period of 12 months following the termination, such payments to be made in 24 equal monthly installments; and (3) an amount of her bonus compensation equal to the average bonus for the two most recently completed fiscal years, with such bonus pro-rated on the portion of the Company’s current fiscal year that has elapsed on the effective date of termination, such payments to be made in 24 equal monthly installments.
Former Chief Financial Officer
Tyler Loy served as the Chief Financial Officer of the Company from April 1, 2019 to September 26, 2025. Mr. Loy previously served as the Company’s Vice President of Strategy from September 24, 2018 until April 1, 2019. If Mr. Loy’s employment had been terminated in connection with a change of control for a reason other than cause, the Company would pay Mr. Loy his salary for 26 weeks following the termination in accordance with the Company’s payroll practices.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Expiration	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Vested
Emanuel Hilario	300,000	—	—	$1.42	10/30/2027	—	—	615,190(1)	$1,107,343
	68,000	—	—	$2.99	2/18/2029	—	—
	81,616	—	—	$5.73	04/02/2034	—	—
Jonathan Segal	55,942	—	—	$2.73	04/08/2026	—	—	80,072(2)	$144,129
	16,446	—	—	$5.73	04/02/2034	—	—
Nicole Thaung	—	—	—	—	—	—	—	68,805(3)	$123,849
Tyler Loy	—	—	—	—	—	—	—	—	—

(1)
The unvested shares include the following:

•
RSUs for 100,000 shares granted on September 2, 2022 vest ratably in annual installments over four years.

•
PSUs for 500,000 shares granted on September 2, 2022 contain both a market condition and time element. These PSUs may be earned based on achieving common stock price targets within four consecutive 12-month calculation periods. PSUs not earned in a calculation period may be earned in a subsequent calculation period and may be earned early. PSUs vest and are settled in the period in which specified targets are met, except that if a target for a future period is met early, the earned shares then vest ratably at the end of each subsequent 12-month calculation period.

•
RSUs for 46,032 shares granted on March 7, 2023 vest ratably over three years.

•
PSUs for 72,364 shares granted on March 4, 2025 and 61,082 shares granted on April 2, 2024, contain both a market condition and time element. The PSUs may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock.

•
RSUs for 11,513 shares granted on July 1, 2024 vest ratably over three years.

•
RSUs for 58,725 shares granted on March 4, 2025 vest ratably over three years.

(2)
The unvested shares include the following:

•
RSUs for 15,387 shares granted on March 7, 2023 vest ratably over three years.

•
PSUs for 27,137 shares granted on March 4, 2025 and 22,905 shares granted on April 2, 2024, contain both a market condition and time element. The PSUs may be earned at any time prior to the third anniversary of the grant date based on attaining a 15% year-over-year increase in compounded annual growth rate in the volume-weighted average price of the Company’s stock.

•
RSUs for 4,318 shares granted on July 1, 2024 vest ratably over three years.

•
RSUs for 22,022 shares granted on March 4, 2025 vest ratably over three years.

(3)
The unvested shares include the following:

•
RSUs for 19,926 shares granted on August 28, 2024 vest ratably over three years.

•
RSUs for 25,521 shares granted on March 4, 2025 vest ratably over three years.

•
RSUs for 30,000 shares granted on September 8, 2025 vest ratably over three years.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information as of December 28, 2025, with respect to compensation plans under which equity securities of the Company are authorized for issuance.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	2,589,582	$3.53(2)	1,713,919
Equity compensation plans not approved by security holders	—	—	—

(1)
In addition to issuing securities upon the exercise of options, warrants or rights, under our 2019 Equity Incentive Plan, we may grant stock (with or without restrictions) and other stock-based awards to employees, consultants and directors.

(2)
The number reflects the weighted-average exercise price on 803,156 outstanding stock options and does not reflect RSUs or PSUs that vest based on time or performance conditions with no payment of an exercise price.

APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED
IN THIS PROXY STATEMENT
(Proposal 3)
We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the “Executive Compensation” section of this proxy statement in the compensation tables and related disclosures. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. We have determined to hold an advisory vote to approve the compensation of our named executive officers annually, and the next such advisory vote will occur at the 2027 annual meeting of stockholders. In addition, the next advisory vote on the frequency of holding advisory votes to approve the compensation of our named executive officers will occur at the 2027 annual meeting of stockholders.
Our Compensation Program and Philosophy
The objective of the compensation program for our named executive officers is to motivate and reward fairly those individuals who perform over time at or above the levels that we expect and to attract, as needed, and retain individuals with the skills necessary to achieve our objectives. Our compensation program is also designed to reinforce a sense of ownership and to link compensation to the Company’s performance as well as the performance of each of our named executive officers.
We rely on qualified, highly skilled and talented employees who have experience in the restaurant and hospitality industries to execute our business plan and strategy. Thus, our compensation program is patterned in a manner similar to companies in these industries in order to attract and retain talented employees who may have other opportunities in these industry areas.
Our compensation program consists of these general elements:
•
a fixed portion of compensation to retain and provide a base level of compensation to our named executive officers;

•
an annual incentive cash performance bonus; and

•
long-term equity incentive awards.

The total amount and mixture of the compensation for our executive compensation program is periodically reviewed and analyzed using current publicly available market data, market trends in the Company’s industry and reviews of compensation and benefits surveys. In addition to survey data, we occasionally use compensation consultants to analyze the elements of our compensation program. In addition, the Compensation Committee subjectively considers the overall value to us of each named executive officer in light of numerous factors, including, but not limited to, the following:
•
our competitive position;

•
our financial performance and the contribution of each individual to our financial performance;

•
individual performance, including past and expected contribution to our corporate goals and execution of our business plan and strategy; and

•
our long-term needs and operational goals, including attracting and retaining key management personnel.

Long-Term Incentive Awards:   The goal of our equity-based incentive awards is to align the interests of our executives with those of our stockholders and to provide executives with long-term incentive to manage the Company from the perspective of an owner with equity in the business. Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards. Generally, we believe that our share-based compensation program has proven to be an effective tool for meeting our goals of increasing long-term stockholder value by tying the value of the equity-based incentives to future stock performance. The Compensation Committee does not take material nonpublic information into account when determining the grant date, vesting date or other terms and conditions of equity awards, and does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation, and typically makes annual equity awards at the Board’s regularly scheduled March meeting that precedes the Company’s annual earnings release and Form 10-K filing. The Company’s long-term incentive awards are typically in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) which are tied to the market value of the Company’s common stock. These awards consisted of stock options, time-based restricted stock units and performance-based restricted stock units.
Special Bonus.   In 2025 Mr. Hilario was awarded a special one-time cash bonus of $1,000,000 in conjunction with executing the amendment to his employment agreement.
The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and objectives and in achieving our goals.
NEO Compensation in 2025
We believe the aggregate compensation paid to our NEOs in 2025 was appropriate and that compensation appropriately weighted performance measures.
Mr. Hilario’s compensation package reflects the amount we believed was equitable to retain him as our Chief Executive Officer and comprises base salary, 200% performance incentive bonus potential and the grant of RSUs. See “Employment Agreements with Executive Officers — President and Chief Executive Officer.”
For 2025, our NEOs were eligible to earn an annual incentive bonus calculated as a percentage of their base salary upon attaining specified performance measures as follows: Mr. Hilario — 150%; Mr. Segal — 75%; and Ms. Thaung — 75%. The possible bonus was 75% based on achieving an Adjusted EBITDA Target and 25% was based on achievement of prescribed individual goals. The Adjusted EBITDA Target for 2025 was not met resulting in no payout with respect to that component of the annual incentive bonus. Mr. Hilario, Mr. Segal, and Ms. Thaung did receive annual incentive bonuses based on the attainment of prescribed individual goals.
Personal goals for 2025 for the executive team included the following:
Integrate Benihana Successfully
Grow Sales / Ensure the Delivery of High-Quality VIBE Experiences to Every Guest Every Time
•
Increase average reputation scores, secret shopper scores and likely to recommend scores; and

•
Deliver average weekly sales volume goals.

Improve Restaurant Profitability
•
Achieve cost of goods targets; and

•
Achieve restaurant labor targets.

For additional information about compensation arrangements, see “Executive Compensation —  Summary Compensation Table.”
2025 Performance
We believe our compensation structure, including our bonus structure, appropriately compensated our executive officers as they steered the Company through the Benihana integration and challenging consumer environment in 2025 while expanding the Company’s unit growth with the opening of seven new restaurants in 2025, and including the following (see Appendix A for descriptions of Adjusted Operating Income, Restaurant Operating Profit and Adjusted EBITDA and reconciliations to GAAP numbers):
•
Total GAAP revenues increased 20% to $806 million from $673 million in 2024;

•
Adjusted Operating Income increased 15.2% to $38 million from $33 million in 2024;

•
Restaurant Operating Profit increased 18.1% to $127 million from $108 million in 2024; and

•
Adjusted EBITDA increased 16.3% to $89 million from $76 million in 2024.

2026 Compensation
Fundamentally, our goals for 2026 are in line with goals established in 2025 and those are to grow the business profitably through increased sales, reduced expenses and profitable, new unit growth.
For 2026, base salaries for our named executive officers are as follows: Emanuel Hilario $700,000; Nicole Thaung $500,000 and Jonathan Segal $350,000.
Say-on-Pay Vote
Because your vote is advisory, it will not be binding on our Compensation Committee or our Board, nor will it directly affect or otherwise limit any compensation or award arrangements that have already been granted to any of our named executive officers. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. In accordance with the rules recently adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:
“RESOLVED, that the compensation paid to the named executive officers of The ONE Group Hospitality, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at thereon at the Annual Meeting is required to approve, on an advisory basis, this resolution.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

APPROVE AN AMENDMENT TO THE 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN
(Proposal 4)
We maintain our 2019 Equity Plan, which was last approved by stockholders at the 2022 annual meeting of stockholders, for the benefit of our employees, directors and others who provide services to us. The Board believes the issuance of equity grants provides appropriate long-term incentives and is a critical part of a competitive compensation package for employees. In April 2026, the Board approved an amendment of the 2019 Equity Plan (as amended, the “Amended 2019 Equity Plan”) to increase the number of shares of common stock issuable by 2,500,000 shares, from 11,573,922 to 14,073,922 shares, and is submitting the Amended 2019 Equity Plan to stockholders for approval.
The Board determined that 2,500,000 additional shares would provide us the ability to continue compensating our executive officers and other key employees. We believe replenishing the pool of shares available for issuance is important to incentivize our employees’ performance, and to attract, hire and retain talented individuals. The increase is also necessary in order to be able to fulfill obligations under our executive officers’ employment agreements In determining the number of additional shares to be authorized for the Amended 2019 Equity Plan, they considered the following principal factors:
•
Number of Shares Available for Grant under 2019 Equity Plan.   As of April 9, 2026, 499,781 shares remained reserved and available for issuance under the 2019 Equity Plan.

•
Number of Awards Outstanding.   As of April 9, 2026, the following awards were outstanding under the 2019 Equity Plan: options with respect to 737,214 shares with a weighted average exercise price of $3.02 and a weighted average remaining term of 3.54 years and 2,650,466 restricted stock units.

If our stockholders approve the Amended 2019 Equity Plan, the Amended 2019 Equity Plan will become effective as of the date of stockholder approval. If our stockholders do not approve the Amended 2019 Equity Plan, the 2019 Equity Plan, as currently in effect, will remain in effect until it terminates in accordance with its terms.
The following is a summary of the material terms of the Amended 2019 Equity Plan. The summary is qualified in its entirety by reference to the full text of the Amended 2019 Equity Plan, a copy of which is attached as Appendix B.
Summary of the Amended 2019 Equity Plan
Under the Amended 2019 Equity Plan, we may grant incentive stock options, non-qualified stock options, stock (with or without restrictions) and other stock-based awards to employees, consultants and directors who, in the opinion of the Board, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance. The Amended 2019 Equity Plan provides an essential component of the total compensation we offer to employees, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.
The maximum number of shares of our common stock that may be delivered in satisfaction of awards under the Amended 2019 Equity Plan is 14,073,922 shares. This number is subject to adjustment in the event of a stock split, stock dividend, combination, recapitalization or other change in our capitalization.
Shares of our common stock to be issued under the Amended 2019 Equity Plan may be authorized but unissued shares of our common stock or previously issued shares acquired by us. Any shares of our common stock underlying awards that otherwise expire, terminate, or are forfeited prior to the issuance of stock will again be available for issuance under the Amended 2019 Equity Plan.
Eligibility
All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended 2019 Equity Plan. The Compensation Committee may authorize the grant of shares under the Amended 2019 Equity Plan to a person not then an employee, director or consultant of the Company or its affiliates; provided, that the actual grant be conditioned upon such person becoming eligible to become a participant at or prior to the time of the execution of the agreement evidencing such grant. Incentive stock options may be granted only to employees who are deemed to be residents of the United States for tax purposes. Eligibility under the Amended 2019 Equity Plan shall be determined by the Compensation Committee. The Company expects that approximately 50 persons will be eligible to participate in the Amended 2019 Equity Plan.
Awards
Stock Options.   Stock options granted under the Amended 2019 Equity Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates who are deemed to be residents of the United States for tax purposes. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.
Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than “cause,” except in the case of death or total and permanent disability in which such options may be exercised for 12 months after termination of service.
Restricted Stock.   Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.
During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares, but the holder may not sell the shares until the restrictions are lifted.
Other Stock-Based Awards.   The Amended 2019 Equity Plan authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, and restricted stock unit awards.
Plan Administration
The Amended 2019 Equity Plan will be administered by our Compensation Committee. Our Compensation Committee will have full power and authority to determine the terms of awards granted pursuant to the Amended 2019 Equity Plan, including:
•
which employees, directors and consultants will be granted options and other awards;

•
the number of shares subject to each award;

•
the vesting provisions of each award;

•
the termination or cancellation provisions applicable to awards; and

•
all other terms and conditions upon which each award may be granted in accordance with the Amended 2019 Equity Plan.

In addition, the administrator may, in its discretion, amend any term or condition of an outstanding award, provided (i) such term or condition as amended is permitted by the Amended 2019 Equity Plan, and (ii) any such amendment will be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant; and provided, further, that without the prior approval of our stockholders, stock awards will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award.
Stock Dividends and Stock Splits
If our common stock is subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award will be appropriately increased or decreased proportionately, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
Corporate Transactions
Upon a merger or other reorganization event, our Board may, in its sole discretion, take any one or more of the following actions pursuant to our Amended 2019 Equity Plan, as to some or all outstanding awards:
•
provide that all outstanding options will be assumed or substituted by the successor corporation;

•
upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•
in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options; or

•
provide that outstanding awards will be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Under the terms of the Amended 2019 Equity Plan, a change of control means the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board does not approve; (ii) (A) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or (iii) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” are defined under the Amended 2019 Equity Plan as directors who either (A) were directors of the Company as of October 16, 2013, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company) or (C) were appointed in connection with the consummation of the merger.
Amendment and Termination
The Amended 2019 Equity Plan may be amended by our stockholders. It may also be amended by our Board, provided that stockholder approval will be required for any amendment to the Amended 2019 Equity Plan to the extent such approval is required by law, including the Internal Revenue Code of 1986, as amended, or applicable stock exchange requirements. Any amendment approved by the Board which the Board determines is of a scope that requires stockholder approval will be subject to obtaining such stockholder approval. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. In addition, if any stock market on which the Company’s common stock is traded amends its corporate governance rules so that such rules no longer require stockholder approval of  “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to such rules, no amendment of the Amended 2019 Equity Plan which (i) materially increases the number of shares to be issued under the Amended 2019 Equity Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to participants, including any material change to: (A) permit a repricing (or decrease in exercise price) of outstanding options, (B) reduce the price at which awards may be offered, or (C) extend the duration of the Amended 2019 Equity Plan; (iii) materially expands the class of participants eligible to participate in the Amended 2019 Equity Plan; or (iv) expands the types of awards provided under the Amended 2019 Equity Plan will become effective unless stockholder approval is obtained.
Summary of Certain U.S. Federal Income Tax Consequences of the Amended 2019 Equity Plan
The following information is a summary of certain U.S. federal income tax consequences of participation in the Amended 2019 Equity Plan to stockholders. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Amended 2019 Equity Plan differing substantially from the consequences summarized below. The federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the federal income tax consequences applicable to persons who are not subject to Section 16(b). In addition, this summary does not discuss any federal taxes other than income tax and does not address potentially applicable state, local, or foreign income or other taxes.
Incentive Stock Options.   Generally, under the Code, an optionee will not recognize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the Amended 2019 Equity Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until after the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (referred to as a “disqualifying disposition”), the optionee generally will recognize ordinary income in the year of disposition and Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain recognized on the disposition will be short-term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if the optionee sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income recognized as a result of the disqualifying disposition.
The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (referred to as “AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.
Non-Qualified Stock Options.   Generally, there will be no federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options pursuant to the Amended 2019 Equity Plan. On the exercise of a Non-Qualified Stock Option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares.

The optionee’s tax basis in any shares received upon exercise of a Non-Qualified Stock Option will be the fair market value of the shares on the date of exercise. Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, the optionee will recognize long-term or short-term capital gain or loss depending upon the optionee’s holding period for such stock.
Stock Awards.   The taxability of a Stock Award to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Award is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Award is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, and instead will recognize taxable ordinary income at such time or times as the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture. The amount of such income will equal the fair market value of such shares at that time, less any amount the participant paid for the shares Any cash dividends paid on a Stock Award before the Stock Award becomes either transferable or not subject to a substantial risk of forfeiture will be taxable to the participant as additional compensation (and not as dividend income). Within thirty days of receipt of a Stock Award that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service under Section 83(b) of the Code to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt, less any amount the participant paid for the shares. If such an election is made, any subsequent appreciation in the value of such shares will not be taxable as compensation to the participant when the shares subject to the award become transferable or not subject to a substantial risk of forfeiture. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, the participant will not be entitled to a tax deduction for the amount included in income as a result of the election. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after the date on which the shares are both transferable and not subject to a substantial risk of forfeiture (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment.
Restricted Stock Units.   A participant will not recognize income upon the grant of restricted stock units, but will recognize ordinary income when the restricted stock units are settled in cash and/or shares of common stock of the Company. The amount of such ordinary income will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance.
Company Deduction.   Generally, whenever a participant recognizes ordinary income under the Amended 2019 Equity Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Code Section 162(m), however, limits to $1.0 million per person the amount that the Company may deduct for compensation paid to any individual who is or was during the year or in any earlier year after 2016 the Company’s principal executive officer, principal financial officer, or one of its three other highest compensated officers. Starting with the Company’s taxable year beginning in 2027, the $1.0 million limit will also apply to the five highest compensated employees of the Company other than the principal executive officer, principal financial officer, or three other highest compensated officers. Certain “grandfathered” performance-based compensation paid pursuant to a binding contract in effect on November 2, 2017, is not subject to the $1.0 million limit.
Required Vote
The affirmative vote of a majority of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting affirmatively or negatively at the Annual Meeting is required to approve the Amended 2019 Equity Plan.
Recommendation
THE BOARD RECOMMENDS YOU VOTE FOR APPROVAL OF THE AMENDED 2019 EQUITY PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CERTAIN INFORMATION REGARDING SECURITY HOLDERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 23, 2026, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and named executive officers and (iii) all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our common stock that may be acquired by an individual or group within 60 days of March 23, 2026 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
Percentage ownership calculations for beneficial ownership are based on 31,383,469 shares of common stock outstanding as of March 23, 2026. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is 1624 Market St., Suite 311, Denver, CO 80202.
Name	Shares	Shares Subject to Options or Warrants within 60 days	Shares Subject to RSUs	Total(1)	Percent
Executive officers and directors
Jonathan Segal	3,124,467	72,388	5,129	3,201,984	10.2%
Emanuel Hilario	1,242,467	449,616	15,344	1,707,427	5.4%
Nicole Thaung	9,797	—	—	9,797	*
Tyler Loy(2)	143,978	—	—	143,978	*
Michael Serruya(3)	452,452	—	—	452,452	1.4%
Eugene Bullis	242,234	—	—	242,234	*
Dimitrios Angelis	173,805	—	—	173,805	*
Susan Lintonsmith	100,979	—	—	100,979	*
Haydee Olinger	110,719	—	—	110,719	*
James Chambers	63,975		—	63,975	*
Scott Ross(4)	63,975	2,786,582	—	2,850,557	8.3%
All current executive officers & director as a group	5,584,870	3,308,586	20,473	8,913,929	25.7%
5% or greater stockholders
Kanen Wealth Management, LLC(5)	4,348,419	—	—	4,348,419	13.9%
Hill Path Capital LP and associated persons(4)	—	2,786,582	—	2,786,582	8.2%
Nantahala Capital Management LLC(6)	2,087,394	—	—	2,087,394	6.7%
Douglas Tabor(7)	2,000,000	—	—	2,000,000	6.4%
Nicholas Giannuzzi(8)	2,486,166	—	—	2,486,166	7.9%

*
Represents less than 1% of the issued and outstanding shares.

(1)
All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
Tyler Loy resigned as the Chief Financial Officer of the Company effective on September 26, 2025. Beneficial ownership information is based on information as of that date.

(3)
Includes 147,712 shares of common stock held by MOS Holdings Inc., an entity owned by Mr. Serruya.

(4)
Based on Schedule 13D filed with the SEC on May 8, 2024 by reporting persons (collectively, the “Hill Path Reporting Persons”) HPC III Kaizen LP (“HPC III Kaizen”), Hill Path Capital Partners III GP LLC, the general partner of HPC III Kaizen (“Hill Path III GP”), Hill Path Investment Holdings III LLC, the managing member of Hill Path III GP (“Hill Path Investment Holdings III”), Hill Path Capital LP, the investment manager of HPC III Kaizen (“Hill Path”), Hill Path Holdings LLC, the general partner of Hill Path (“Hill Path Holdings”), and Scott Ross, the managing partner of each of Hill Path Investment Holdings III, Hill Path and Hill Path Holdings, this includes: (i) 1,786,582 shares of common issuable upon the exercise of warrants held by HPC III Kaizen, at an exercise price of $0.01 per share (the “Penny Warrants”); and (ii) 1,000,000 shares of common stock issuable upon the exercise of warrants held by HPC III Kaizen, at an exercise price of $10.00 per share (the “Market Warrants” and together with the Penny Warrants, the “Warrants”).

Each Hill Path Reporting Person has the sole power to vote or dispose of the 2,786,582 shares underlying the Warrants held by HPC III Kaizen.
Based on the Schedule 13D filed May 8, 2024, the address for each Hill Path Reporting Person is 150 East 58th Street, 33rd Floor, New York, New York 10155.
(5)
Based solely on Amendment No. 11 to Schedule 13D filed with the SEC on July 10, 2025 by Kanen Wealth Management LLC, a Florida limited liability company (“KWM”), and David L. Kanen, the managing member for KWM. KWM, in its role as investment manager for customer accounts, has discretionary voting and dispositive power over the shares of common stock held in the accounts. Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over such shares of common stock with KWM. KWM, as the general partner of Philotimo, and Mr. Kanen, as the managing member of KWM, may be deemed to share voting and dispositive power over the shares of common stock held by Philotimo. Mr. Kanen, as the managing member of KWM, may be deemed the beneficial owner of the shares owned by KWM and Philotimo. The address for Kanen Wealth Management, LLC is 6810 Lyons Technology Circle, Suite 160 Coconut Creek, FL 33073.

(6)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2025 by Nantahala Capital Management, LLC, a Massachusetts limited liability company (“Nantahala”), and Wilmot B. Harkey and Daniel Mack (together the reporting persons). The address for Nantahala is 130 Main St. 2nd Floor, New Canaan, Connecticut 06840.

(7)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2026 by Douglas Tabor. The address for Mr. Tabor is 401 N. Carroll #194 Southlake, TX 76092.

(8)
Consists of (a) 900,000 shares of common stock held by Jonathan Segal Family Trust 2022, of which Nicholas Giannuzzi is a Co-Trustee, (b) 1,000,000 shares of common stock held by Jonathan Segal 2016 Family Trust #1, of which Mr. Giannuzzi is Trustee, and (c) 586,166 shares of Common Stock held by Ilamy, LLC, over which Mr. Giannuzzi has sole voting power and sole dispositive power. The address for Mr. Giannuzzi is 411 West 14th Street, 4th Floor, New York, New York 10014.

CODE OF CONDUCT AND ETHICS
We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and chief accounting officer. The Corporate Code of Conduct and Ethics is available on our website at www.togrp.com. We intend to publicly disclose any amendment to and any waiver of the Corporate Code of Conduct and Ethics on our website.
OTHER MATTERS
The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR
To be considered for inclusion in the proxy statement relating to our 2027 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 10, 2026 (120 days before the anniversary of the date notice was mailed for the prior year’s meeting mailing date). To be considered for presentation at the 2027 annual meeting of stockholders, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no later than the close of business on February 18, 2027 (90 days before the anniversary of the prior year’s meeting) and no earlier than the opening of business on January 19, 2027 (120 days before the anniversary of the prior year’s meeting).
In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal must be received not earlier than the opening of business on the 120th day before such annual meeting and not later than the later of (i) the close of business on the 90th day before such annual meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
Proposals that are not received in a timely manner will not be voted on at the 2027 annual meeting of stockholders. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. In addition, any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the next annual meeting must also comply with all applicable requirements of Rule 14a-19(b) of the Exchange Act. All stockholder proposals should be marked for the attention of the Secretary of The ONE Group Hospitality, Inc., 1624 Market St., Suite 311, Denver, CO 80202.
Denver, Colorado
April 9, 2026

Appendix A: Reconciliation of Non-GAAP Measures
Adjusted EBITDA.   We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, stock-based compensation, transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses, transaction and exit costs, non-cash rent and the Adjusted EBITDA attributable to the closed Grill Concepts restaurants. Adjusted EBITDA is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.
The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for fiscal years 2025 and 2024 (in thousands):
	Fiscal Year 2025	Fiscal Year 2024
Net loss attributable to The ONE Group Hospitality, Inc.(1)	$(92,241)	$(17,098)
Net loss attributable to noncontrolling interests	(1,344)	(829)
Net loss	(93,585)	(17,927)
Interest expense, net of interest income	40,902	31,109
Provision (benefit) for income taxes	60,684	(8,434)
Depreciation and amortization	43,192	34,096
EBITDA	51,193	38,844
Stock-based compensation	5,440	6,017
Transition and integration expenses	11,202	13,681
Loss on impairment of non-current assets	10,610	—
Lease termination and exit expenses(2)	7,949	1,567
Transaction and exit costs	256	8,855
Loss on early debt extinguishment	—	4,149
Non-cash rent(3)	(138)	1,334
Grill Concepts restaurants closed or to be closed(4)	2,163	1,434
Other (income) expenses	(418)	124
Adjusted EBITDA	88,257	76,005
Adjusted EBITDA attributable to noncontrolling interest	(644)	(416)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$88,901	$76,421

(1)
The net loss for 2025 includes the establishment of a non-cash tax valuation allowance of $71 million, non-cash impairment of $11 million related to the Grill optimization strategy and $7 million in non-cash lease termination and exit costs.

(2)
Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.

(3)
Non-cash rent expense is included in owned restaurant operating expenses, pre-opening expenses and general and administrative expense on the consolidated statements of operations.

(4)
Grill Concepts restaurants closed or to be closed are comprised of Grill Concepts restaurants closed prior to December 28, 2025 or to be closed in the first quarter of 2026.

On January 1, 2025, the Company transitioned from a calendar-based fiscal year to a 52/53-week fiscal year. Beginning in 2025, the Company’s fiscal year ended on the last Sunday in December. The Company’s fiscal year ended December 28, 2025 contained 362 days due to the transition. The following unaudited pro forma results of operations for December 28, 2025 have been adjusted to reflect a 364-day year (in thousands):

A-1

Fiscal Year 2025
Total revenues	$814,188
Operating income	11,560
Loss before provision (benefit) for income taxes	(29,399)
Net loss attributable to The ONE Group Hospitality, Inc.	(88,251)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	92,538
Restaurant Operating Profit:   We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.
The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):
	Fiscal Year 2025	Fiscal Year 2024
Operating income as reported	$8,001	$8,897
Management, license, franchise and incentive fee revenue	(13,960)	(14,429)
General and administrative	52,540	44,234
Depreciation and amortization	43,192	34,096
Transition and integration expenses	11,202	13,681
Loss on impairment of non-current assets	10,610	—
Lease termination and exit expenses	7,949	1,567
Pre-opening expenses	5,741	9,509
Transaction and exit costs	256	8,855
Grill Concepts restaurants closed or to be closed(1)	1,973	1,107
Other (income) expenses	(418)	124
Restaurant Operating Profit	$127,086	$107,641
Adjusted Operating Income.   We define Adjusted Operating Income as operating income (loss) before transition and integration expenses, loss on impairment of non-current assets, lease termination and exit expenses and transaction and exit costs. Not all the aforementioned items defining Adjusted Operating Income occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted Operating Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.
The following table presents a reconciliation of Operating Income to Adjusted Operating Income for fiscal years 2025 and 2024 (in thousands):
	Fiscal Year 2025	Fiscal Year 2024
Operating Income	$8,001	$8,897
Transition and integration expenses	11,202	13,681
Loss on impairment of non-current assets	10,610	—
Lease termination and exit expenses	7,949	1,567
Transition and exit costs	256	8,855
Adjusted Operating Income	$38,018	$33,000

A-2

Appendix B
THE ONE GROUP HOSPITALITY, INC.
2019 EQUITY INCENTIVE PLAN
1.
DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this The One Group Hospitality, Inc. 2019 Equity Incentive Plan, have the following meanings:
Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.
Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.
Agreement means a written agreement between the Company and a Participant delivered pursuant to the Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.
Board of Directors means the Board of Directors of the Company.
California Participant means a Participant who resides in the State of California.
Cause means, with respect to a Participant, (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement (including any Agreement of employment (an “Employment Agreement”) then in effect) between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.
Change of Control means the occurrence of any of the following events:
(i)
Ownership.   Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)
Merger/Sale of Assets.   (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring stockholder approval; or

(iii)
Change in Board Composition.   A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) were directors of the Company as of October 16, 2013, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
(iv)
“Change of Control” shall be interpreted, if applicable, in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences under Section 409A.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.
Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.
Common Stock means shares of the Company’s common stock, $.0001 par value per share.
Company means The One Group Hospitality, Inc., a Delaware corporation.
Consultant means any natural person who is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.
Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.
Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Fair Market Value of a Share of Common Stock means:
(1)   If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;
(2)   If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and
(3)   If there is no regular public trading market for such Common Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.
ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.
Non-Qualified Option means an option which is not intended to qualify as an ISO.
Option means an ISO or Non-Qualified Option granted under the Plan.
Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this The One Group Hospitality, Inc. 2019 Equity Incentive Plan.
Securities Act means the Securities Act of 1933, as amended.
Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.
Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.
Stock Grant means a grant by the Company of Shares under the Plan.
Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.
Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.
2.
PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.
3.
SHARES SUBJECT TO THE PLAN.

(a)   The number of Shares which may be issued from time to time pursuant to this Plan shall be 14,073,922, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.
(b)   If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.
4.
ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:
(a)   Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;
(b)   Determine which Employees, directors and Consultants shall be granted Stock Rights;
(c)   Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;
(d)   Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e)   Subject to the limitations in Paragraph 31, amend any term or condition of any outstanding Stock Right, including, without limitation, to accelerate the vesting schedule or extend the expiration date, provided that (i) such term or condition as amended is permitted by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;
(f)   Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and
(g)   Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;
provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.
To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.
5.
ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees who are deemed to be residents of the United States for tax purposes. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.
6.
TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:
(a)   Non-Qualified Options:   Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:
(i)
Exercise Price:   Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of Common Stock on the date of grant of the Option provided, that if the exercise price is less than Fair Market Value, the terms of such Option must comply with the requirements of Section 409A of the Code unless granted to a Consultant to whom Section 409A of the Code does not apply.

(ii)
Number of Shares:   Each Option Agreement shall state the number of Shares to which it pertains.

(iii)
Option Periods:   Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events. For California Participants, the exercise period of the Option set forth in the Option Agreement shall not be more than 120 months from the date of grant.

(iv)
Option Conditions:   Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.
The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.
The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)
Term of Option:   Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)   ISOs:   Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:
(i)
Minimum standards:   The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except clause (i) and (v) thereunder.

(ii)
Exercise Price:   Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each

ISO shall not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant of the Option.
(iii)
Term of Option:   For Participants who own:

A.
10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.
More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)
Limitation on Yearly Exercise:   The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.
TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. For California Participants, each Stock Grant shall be issued within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s shareholders. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:
(a)   Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;
(b)   Each Agreement shall state the number of Shares to which the Stock Grant pertains; and
(c)   Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.
8.
TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.
The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.
9.
EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.
The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.
10.
PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.
The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.
11.
RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.
12.
ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. For California Participants, Stock Rights shall not be transferable by the Participant other than by will or by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities

Act. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.
13.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement or Employment Agreement then in effect, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.
(b)   Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment. For Options granted to California Participants, an Option must be exercisable for at least thirty (30) days from the date of a Participant’s termination of employment.
(c)   The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.
(d)   Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.
(e)   A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.
(f)   Except as required by law or as set forth in a Participant’s Option Agreement or Employment Agreement then in effect, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

14.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:
(a)   All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.
15.
EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement or Employment Agreement then in effect:
(a)   A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:
(i)
To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)   A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option. For Options granted to California Participants, a Participant may exercise such rights for at least six (6) months from the date of termination of service due to Disability.
(c)   The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
16.
EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement or Employment Agreement then in effect:
(a)   In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:
(i)
To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)
In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.
(b)   If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option. For Options granted to California Participants, the Participant’s Survivors must be allowed to take all necessary steps to exercise the Option for at least six (6) months from the date of death of such Participant.
17.
EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required, such grant shall terminate.
For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.
In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.
18.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement or Employment Agreement then in effect, in the event of a termination of service (whether as an Employee, director or Consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.
19.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Stock Grant Agreement or Employment Agreement then in effect, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:
(a)   All Shares subject to any Stock Grant that are subject to forfeiture provisions shall be immediately forfeited to the Company as of the time the Participant is notified that his or her service is terminated for Cause. All Shares subject to any Stock Grant that are not subject to forfeiture provisions shall become immediately subject to repurchase by the Company at the Fair Market Value thereof as of the time the Participant is notified that his or her service is terminated for Cause.
(b)   Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute

Cause, then all Shares subject to any Stock Grant that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.
20.
EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.
The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.
21.
EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.
22.
PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:
(a)   The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:
“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”
(b)   At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.
23.
DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.
24.
ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:
(a)   Stock Dividends and Stock Splits.   If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraph 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.
(b)   Corporate Transactions.   If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.
With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).

In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.
(c)   Recapitalization or Reorganization.   In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.
(d)   Adjustments to Stock-Based Awards.   Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect of any Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.
(e)   Modification of Options.   Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).
25.
ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.
26.
FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
27.
CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.
WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.
29.
NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.
30.
TERMINATION OF THE PLAN.

The Plan may be terminated by the Administrator or by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.
31.
AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. Any amendment of the Plan approved by the shareholders of the Company will be considered an adoption of new Plan. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.
32.
EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.
33.
GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.
34.
SEVERABILITY.

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any invalid or unenforceable provision shall be deemed replaced by a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2026Vote by Internet – QUICK ★★★ EASYIMMEDIATE – 24 Hours a Day, 7 Days a Week or by MailTHE ONE GROUP HOSPITALITY, INC.Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2026.INTERNET/MOBILE –www.cstproxyvote.comUse the Internet to vote your proxy.Have your proxy card available when you access the above website.Follow the prompts to vote your shares.MAIL –Mark, sign and date your proxy card and return it in the postage-paid envelope provided.PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.▲ FOLD HERE – DO NOT SEPARATE – INSERT IN ENVELOPE PROVIDED ▲PROXYTHE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1,“FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.1. Election of three Class I DirectorsClass I NomineesFOR NOMINEEWITHHOLD FOR NOMINEE(1) Dimitrios Angelis(2) James Chambers(3) Michael Serruya2. Proposal to ratify the appointment of Deloitte & Touche LLPas the Company’s Independent registered public accounting firm for the fiscal year ending December 27, 2026.FOR    AGAINST    ABSTAIN 3. Proposal to approve, by an advisory vote, the compensation of our named executive officers.FOR    AGAINST    ABSTAIN 4. Proposal to approve an amendment to the Company’s 2019 Equity Incentive Planto increase the number of shares issuable under the 2019 Equity Incentive Plan.FOR    AGAINST    ABSTAIN IMPORTANT NOTICETHE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.PLEASE REPRESENT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.If no direction is given, the shares represented will be voted “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4, AND IN ACCORDANCE WITH THE PROXIES’ DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.CONTROL NUMBERSignature: ___________________________   Signature, if held jointly: ___________________________Date: ______________________ , 2026Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give title as such.

THE ONE GROUP HOSPITALITY, INC.1624 Market St. Suite 311Denver, CO 802022026IMPORTANT NOTICE REGARDING THE AVAILABILITYOF PROXY MATERIALS FOR THE ANNUAL MEETING OFSTOCKHOLDERS TO BE HELD ON MAY 19, 2026The Notice of Annual Meeting, Proxy Statement and 2025 Annual Reportare available on the Company’s website at:https://ir.togrp.com/sec-filings▲ FOLD HERE – DO NOT SEPARATE – INSERT IN ENVELOPE PROVIDED ▲PROXYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHE ONE GROUP HOSPITALITY, INC.PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 19, 2026THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OFTHE ONE GROUP HOSPITALITY, INC.The undersigned, having received notice of the meeting and the proxy statement of THE ONE GROUP HOSPITALITY, INC. (the “Company”), and revoking all prior proxies, hereby appoints Emanuel Hilario, Nicole Thang and Christi Hing, and each of them, as proxies or proxy of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at STK, 1550 Market St., Denver, CO 80202, on Tuesday, May 19, 2026 at 11:00 a.m. local time, and at any adjournment sessions thereof, and there to vote on the matters in respect of all shares of stock of the Company which the undersigned is entitled to vote as specified below with all the powers the undersigned would possess if personally present.PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Comments:(Continued and to be marked, dated and signed, on the reverse side)